                                                                   EXHIBIT 10.10


                            .  GIBRALTAR CENTER  .

                        .  OFFICE BUILDING NET LEASE  .

                            BASIC LEASE INFORMATION


Date of Lease:           August 26, 1999


Landlord:                CEP GIBRALTAR LLC


Landlord's Address:      c/o Ellis Partners, Inc.
                         433 California Street, Suite 610
                         San Francisco, California 94104
                         Attn.: James F. Ellis


Tenant:                  DIGITAL BROADCAST NETWORK CORPORATION


Tenant's Address:        977 Charter Commons
                         Chesterfield, MO 63017
                         Attn.: General Counsel


                         With a copy, after the Commencement Date, to the Premises, Attention:

                         _______________


Building:                5667 Gibraltar Drive, Pleasanton, California (Gibraltar
                         Center II) and 5731 W. Las Positas Drive, Pleasanton,
                         California (Gibraltar Center I)


Leased Premises:         Approximately 101,675 rentable square feet consisting
                         of the entire Gibraltar Center II building
                         (approximately 59,445 rentable square feet) and the entire Gibraltar Center I building (approximately
                         42,230 rentable square feet)


Rentable Area:           Approximately 101,675 rentable square feet


Gibralter I Term Commencement Date:     February 1, 2000


Gibraltar II Term Commencement Date:    The earlier of: (i) February 1, 2000, or
                                        (ii) the date Tenant achieves
                                        Substantial Completion as defined in
                                        Section 1.21 (excluding temporary office use by not more than 20 employees)


Term Expiration Date:    January 31, 2010

Option to Extend:        Number of Extension Periods: Two (2)
                         Months per Extension Period: Sixty (60)


Base Rent:               Month            Amount (per square foot per month/NNN)
                         -----            --------------------------------------
                         1-12                             $1.37

                         Beginning in the second (2/nd/) year of the Lease, Base Rent shall increase two percent (2%) annually


Tenant's Proportionate Share (Building):     100%


Tenant's Proportionate Share (Project):      100%


Parking Spaces:          Four hundred six (406) spaces (based on four (4)
                         parking spaces per one thousand (1000) rentable square
                         feet) subject to reductions attributable to Tenant's buildout and improvements


Security Deposit:        $4,418,000.00 (as more particularly described in
                         Section 5.14 of the Lease)


Guarantor:               None


Landlord's Broker:       CB Richard Ellis


Tenant's Broker:         Grubb & Ellis


    [Remainder of page intentionally left blank; signature page to follow.]

     The foregoing BASIC LEASE INFORMATION is incorporated herein and made a part of the LEASE to which it is attached. If there is any conflict between the BASIC LEASE INFORMATION and the LEASE, the BASIC LEASE INFORMATION shall control.

                       "LANDLORD":

                       CEP GIBRALTAR LLC, a Delaware limited liability company

                       By:  CEP INVESTORS XI LLC,
                            a Delaware limited liability company,
                            its sole Member

                            By:  EPI INVESTORS XI LLC,
                                 a California limited liability company,
                                 its Manager

                                 By:  Ellis Partners, Inc.,
                                      a California corporation,
                                      its Manager

                                 By:     /s/ James F. Ellis
                                       ----------------------------------
                                 Name:   JAMES F. ELLIS
                                       ----------------------------------
                                 Title:  Vice President
                                       ----------------------------------

                       "TENANT":

                       DIGITAL BROADCAST NETWORK CORPORATION,
                       a Missouri corporation


                       By:  /s/ Bernard Schneider
                          -----------------------------------------
                       Typed Name: Bernard Schneider
                                  ---------------------------------
                       Title: President & Chief Executive Officer
                             --------------------------------------

                       By:  /s/ Mark Ivis
                          -----------------------------------------
                       Typed Name: Mark Ivis
                                  ---------------------------------
                       Title: Vice President
                             --------------------------------------

                             OFFICE BUILDING LEASE

     THIS LEASE, made as of the date specified in the BASIC LEASE INFORMATION sheet, by and between the landlord specified in the BASIC LEASE INFORMATION sheet ("Landlord") and the tenant specified in the BASIC LEASE INFORMATION sheet ("Tenant").

                                  Article 1.
                                  Definitions

     1.01.  Definitions: Terms used herein shall have the following meanings:

     1.02. "Additional Rent" shall mean all monetary obligations of Tenant under this Lease other than the obligation for payment of Net Rent.

     1.03.  [Intentionally deleted.]

     1.04. "Base Rent" shall mean the sums due from time to time as rental for the Leased Premises.

     1.05.  [Intentionally deleted.]

     1.06.  "Basic Operating Cost" shall have the meaning given in Section 3.05.
                                                                   -------------

     1.07. "Building" shall mean the two buildings and other improvements associated therewith identified on the Basic Lease Information sheet. Building shall also include, if applicable, all structural elements of the Building, elevator system, washrooms, fire exit stairways, electrical risers, telephone risers, plumbing risers, sprinkler systems, air distribution system and air handling loop, including VAV boxes, janitorial closets, telephone closets, and electrical closets.

     1.08.  [Intentionally deleted.]

     1.09. "Common Areas" shall mean (a) the areas on individual floors of the Building devoted to non-exclusive uses such as common corridors, lobbies, fire vestibules, elevator foyers, stairways, elevators, electric and telephone closets, restrooms, mechanical closets, janitor closets and other similar facilities for the benefit of all tenants (and invitees) on the particular floor and other floors, and (b) other areas of the Project available for the use and benefit of all tenants (and invitees).

     1.10. "Computation Year" shall mean a fiscal year consisting of the calendar year commencing January 1st of each year during the Term, commencing in the year 2000 and continuing through the Term with a short or stub fiscal year in (i) the year 2000 for the period between the Term Commencement 'Date and December 31 of such year and (ii) any partial fiscal year in which the Lease expires or is terminated for the period between January 1 of such year and the date of lease termination or expiration.

     1.11. "Gibraltar I" shall mean the building located at 5731 W. Las Positas Drive, Pleasanton, California and commonly known as Gibraltar Center I.

     1.12. "Gibraltar II" shall mean the building located at 5667 Gibraltar Drive, Pleasanton, California and commonly known as Gibraltar Center II.

     1.13. "Gibraltar I Term Commencement Date" shall mean the date set forth in the Basic Lease Information sheet and shall apply with respect to Gibraltar I.

     1.14. "Gibraltar II Term Commencement Date" shall mean the date set forth in the Basic Lease Information sheet and shall apply with respect to Gibraltar II.

     1.15. "Landlord's Broker" shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Landlord.

     1.16.  "Landlord's Contribution" shall have the meaning given in Exhibit B.
                                                                      ---------

     1.17.  "Landlord's Improvements" shall have the meaning given in Exhibit B.
                                                                      ---------

     1.18. "Leased Premises" shall mean the floor area more particularly shown on the floor plan attached hereto as Exhibit A, containing the Rentable Area (as
                                     ---------
such term is defined in Section 1.18 below) specified on the Basic Lease
                        ------------
Information sheet, together with all ancillary additions.

     1.19. "Net Rent" shall mean the total of Base Rent and Tenant's Proportionate Share of Basic Operating Cost.

     1.20. "Permitted Use" shall mean: (1) multi-media, data center, telecommunications business, including general office and administrative use;
(2) the installation and maintenance of its multi-media, telecommunications systems and equipment; and, (3) the collocation of hardware and applications systems belonging to Tenant's customers, wherein said equipment is physically located in an area within the Leased Premises housing such equipment and application belonging to third parties. Tenant's use of the Premises shall be seven (7) days per week, twenty four (24) hours per day. Permitted Use shall not include (a) offices or agencies of any foreign government or political subdivision thereof,(b)offices any agency or bureau of any state, county or city government; (c) offices of any health care professionals; (d) schools or other training facilities which are not ancillary to corporate, executive or professional office use; or (e) retail or restaurant uses.

     1.21. "Project" shall mean the two buildings located at 5667 Gibraltar Drive, Pleasanton, California (Gibraltar Center II) and 5731 W. Las Positas Drive, Pleasanton, California (Gibraltar Center I), the parking and common areas affiliated therewith, and the real property on which the buildings and the parking and common areas are located.

     1.22.  "Rent" shall mean Net Rent plus Additional Rent.

     1.23. "Rentable Area" The Rentable Area of the Leased Premises is agreed for all purposes of this Lease to be the amount stated on the Basic Lease Information.

     1.24. "Security Deposit" shall mean the amount specified on the Basic Lease Information sheet and more particularly described in Section 5.14.
                                                           ------------

     1.25. "Substantial Completion" shall mean (and the Leased Premises shall be deemed "Substantially Complete") when (i) installation and testing of Tenant Improvements and Landlord's Improvements has occurred; (ii) Tenant has access to Leased Premises; (iii) basic services (as described in Section 4.01) are
                                                       ------------
available to the Leased Premises; (iv) Tenant's architect has issued a certificate of

Substantial Completion with respect to the Leased Premises; and (v) a certificate of occupancy or its equivalent or a temporary occupancy permit for the Leased Premises has been issued by appropriate governmental authorities(excluding any temporary occupancy permit issued for the temporary offices during the construction of Tenant' Improvements described herein). Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" items or similar corrective work. For purposes of the Gibralter II Term Commencement Date, the term Substantial Completion shall mean when Tenant obtains a certificate of occupancy or its equivalent or a temporary occupancy permit for that portion of the Gibralter II used as Tenant's service management center and approximately I 0,000 square feet of data center space currently described as "Tenant's Phase II Buildout" plans has been issued by appropriate governmental authorities (excluding any temporary occupancy permit issued for the temporary offices during the construction of Tenant Improvements described herein).

     1.26.  [Intentionally deleted.]

     1.27.  "Tenant Improvements" shall have the meaning given in Exhibit B.
                                                                  ---------

     1.28. "Tenant's Broker" shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Tenant.

     1.29. "Tenant's Physical Possession Date" shall mean the execution date of this Lease with respect to Gibralter II, and no later than October 15, 1999 with respect to Gibralter I. If possession of Gibralter I has not been delivered by Landlord to Tenant by October 15, 1999, then the Gibralter I Term Commencement Date shall be increased by an equal number of days. Tenant will have access to Gibralter I prior to Tenant's Physical Possession Date for Gibralter, upon reasonable notice to Landlord, for sitework.

     1.30. "Tenant's Proportionate Share" is specified on the Basic Lease Information sheet and is based on the percentage which the Rentable Area of the Leased Premises bears to the total Rentable Area of the Project.

     1.31. "Term" shall mean the period commencing with the Term Commencement Date and ending at midnight on the Term Expiration Date.

     1.32. "Term Commencement Date" shall mean the Gibralter I Term Commencement Date with respect to Gibralter I, and the Gibralter II Term Commencement Date with respect to Gibralter II.

     1.33. "Term Expiration Date" shall mean the date set forth in the Basic Lease Information sheet, unless sooner terminated pursuant to the terms of this Lease or unless extended pursuant to the provisions of Section 8.01.
                                                       ------------

     1.34. Other Terms. Other terms used in this Lease and on the Basic Lease Information sheet shall have the meanings given to them herein and thereon.

                                  Article 2.
                                Leased Premises

     2.01. Lease. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises upon all of the terms, covenants and conditions set forth in this Lease.

     2.02. Acceptance of Leased Premises. Tenant acknowledges that: (a) it has been advised by Landlord, Landlord's Broker and Tenant's Broker, if any, to satisfy itself with respect to the condition of the Leased Premises (including, without limitation, the HVAC, electrical, plumbing and other mechanical installations, fire sprinkler systems, security, environmental aspects, and compliance with applicable laws, ordinances, rules and regulations) and the present and future suitability of the Leased Premises for Tenant's intended use;
(b) Tenant has made such inspection and investigation as it deems necessary with reference to such matters arid assumes all responsibility therefor, except as otherwise specifically provided in this Lease, as the same relate to Tenants occupancy of the Leased Premises and the term of this Lease; and (c) neither Landlord nor Landlord's Broker nor Tenant's Broker nor any of Landlord's agents has made any oral or written representations or warranties with respect to the condition, suitability or fitness of the Leased Premises other than as may be specifically set forth in this Lease. Tenant accepts the Leased Premises in its AS IS condition existing on the date Tenant executes this Lease, subject to all matters of record and applicable laws, ordinances, rules and regulations, and subject to Landlord's warranties and representations contained herein, and subject to Landlord's Shell Improvement obligations as set forth in Exhibit B
                                                                    ---------
Schedule B(1) hereto. Tenant acknowledges that neither Landlord nor Landlords
-------------
Broker nor any of Landlord's agents has agreed to undertake any alterations or additions or to perform any maintenance or repair of the Leased Premises except for the routine maintenance and janitorial work specified herein and except as may be expressly set forth in Exhibit B.
                              ---------

     2.03. [Intentionally Deleted.]

     2.04. Reservation of Rights. Landlord reserves the right from time to time, so long as reasonable access and basic services to the Leased Premises remain available, to install, use, maintain, repair, relocate and/or replace pipes, conduits, wires and equipment within and around the Building and to do and perform such other acts and make such other changes in, to or with respect to the Building or the Project (including without limitation with respect to the driveways, parking areas, walkways and entrances to the Project) as Landlord may, in the exercise of sound business judgment, deem to be appropriate. In connection therewith, Landlord shall have the right to close temporarily any of the Common Areas so long as reasonable access to the Leased Premises remains available. All such Landlord work described above shall be done only with the prior approval (which shall not be unreasonable withheld) and coordination with Tenant so as not to unreasonably interfere with Tenant's business, reasonable security procedures or to cause any posed threat to the design or use of Tenant's data center or collocation facilities.

     2.05. Associated Rights Granted to Tenant.

           (a) Tenant shall have the right (collectively, the "Associated Rights") to do the following or install at Tenant's cost the following equipment in the areas (the "Associated Rights Area") located within the Project as designated by Landlord, in the exercise of its discretion as provided below:

               (1)  Core Drilling. Subject to Landlord's reasonable approval,
                    -------------
Tenant shall have the right to core drill or otherwise penetrate the concrete stab floor of the Leased Premises and/or Building in order: (i) to install conduits and fiber/wire/cable therein; (ii) to make necessary electrical connections; (iii) to make necessary HVAC connections; and, (iv) to bolt and/or anchor Tenant's computer hardware and telecommunications racks and equipment.

               (2)  Dry Coolers / Condensing Units. Subject to Landlord's
                    ------------------------------
reasonable approval, and that of the Hacienda Owners Association arid the City Of Pleasanton, Tenant shall have the right to install dry coolers/ condensing units, necessary for Tenant's RVAC system in a location within reasonably close proximity to the Leased Premises, in a mutually acceptable location, either at ground level or on the roof of the Building.

               (3)  Fiber Optic Connectivity. Landlord shall cooperate with
                    ------------------------
Tenant in granting selected by Tenant, for the purpose of providing Tenant with such connectivity; however, the cost of providing such fiber optic access to the Building shall be home by Tenant. Tenant shall require at least four (4) points of diverse entry at opposing ends of the Building with not less that fifty (50) foot separation. To the extent available for use and if desirable by Tenant, Tenant shall have the right to use existing fiber ducts installed by Landlord.

               (4)  Intra-Building Risers. Tenant shall have the right to access
                    ---------------------
the Building's risers for vertical and horizontal telecommunications wire/cable distribution to the Leased Premises, and for mechanical distribution and for electrical distribution; however, the cost of providing additional riser access to the Building shall be home solely by Tenant. If desired by Tenant, Landlord shall cooperate, at no expense to Landlord, with Tenant in creating a separate and secure MPOE (minimum point of entry) on the ground floor of the Building, in a location mutually agreed upon by Landlord and Tenant, with the square footage of such area, and the rent applicable thereto, to be part of the Leased Premises.

               (5)  Satellite Dish/Antennae. Subject to the approval by the
                    -----------------------
Hacienda Owners' Association and the City of Pleasanton, which, if required, shall be obtained by Tenant at its expense, Tenant may, at its own expense, install on the roof of the Building such antennae, satellite dish or similar equipment as may be required to conduct its business, at such locations and in such quantities as are reasonably approved by Landlord. Tenant shall adhere to industry standards for installation and workmanship, all work to be completed to Landlord's reasonable satisfaction. All engineering and design work shall be undertaken by Tenant, at its sole expense. Upon termination of the Lease, Tenant shall, if so requested by Landlord, remove all of Tenant's equipment and shall repair, to Landlord's reasonable satisfaction, any damage caused by the installation or removal of such equipment. To maintain any roof warranty of the Building, Tenant shall use such roofing contractors as directed by Landlord.

               (6)  Emergency Generators. Landlord shall grant Tenant the right
                     -------------------
to install upon the Leased Premises, within close proximity to the Building and to Tenant's main electrical panel, in a mutually acceptable location, three (3) emergency generators, sized between 800 and 1250 KVA, with accompanying fuel capacities to totaling approximately 15,000 gallons. Any fuel tank(s) shall be located above ground and designed to the specifications of applicable governmental authorities. Said generators shall be properly screened. Aside from Landlord's cooperation, all costs to install the foregoing shall be at Tenant's expense.

               (7)  Underground Boring. Tenant shall have the right to lay four
                    ------------------
separate, distinct routes of underground fiber optic cable to the Leased Premises, originating and entering either or both of the two buildings that constitute the Building at opposing sides of each of such buildings, with a separation of not less that fifty feet. The exact location of these routes are yet undetermined. Tenant shall utilize computer driven underground directional boring equipment to "trench" for its cable installation without disturbing the sidewalk, landscape areas or the parking area with the possible exception of a small "insertion" areas. Tenant will utilize expert underground detection services to locate and avoid any utility or similar lines or structures located below the driveway surface. Further, Tenant shall indemnify, defend and hold the Landlord harmless from any potential liability from Tenant's underground boring activities. Tenant shall submit to Landlord, for Landlord's prior approval, the desired route of all underground boring.

                (8) Fire Protection & Life Safety. Because of the nature of the
                    -----------------------------
costly computer and telecommunications equipment that Tenant will locate within the Leased Premises, a water-based fire sprinkler system would cause extensive damage to Tenant's equipment in the event of a discharge. As a result, within a portion of the Leased Premises, Tenant intends to install and shall have the right to install an additional fire suppression system and intends to take steps to modify any existing fire sprinkler system within the Leased Premises to avoid a water discharge unless a real fire threat exists- Said modifications may include the installation of high temperature sprinkler heads and the modification of the sprinkler control system affecting the Leased Premises such that the sprinkler system will be a "dry-pipe", "pre-action" system controlled by a fire sensor that will not pressurize the pipes with water until the sensor "reads" a fire. Tenant will comply with the requirements of the local fire protection authorities. Landlord will cooperate fully with Tenant in Tenant's efforts to install a fire suppression system, including redundant fire suppression systems, such as FM-200 or such other similar fire suppression agent. Tenant shall be responsible for the restoration of the main sprinkler distribution system.

           (b) Tenant shall, at its cost, immediately repair and restore to its prior condition any damage to the Leased Premises, the Building or the Project caused by any of the foregoing and caused by the installation, operation or maintenance of any equipment, fixtures and cables pursuant to this Section 2.05.
                                                                   ------------
If Tenant fails to repair and restore damage caused to the Leased Premises, the Building or the Project within a reasonable time to effect such repair or restoration, Landlord shall have the right to repair and restore such damage and receive reimbursement from Tenant of all costs incurred by Landlord.

           (c) No installation of equipment, fixtures or cables pursuant to Tenant's Associated Rights, alterations, additions, or improvements shall be made by Tenant without the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall obtain all necessary governmental permits required for any installation, alteration, addition, or improvement approved by Landlord and shall comply with all applicable governmental law, regulations, ordinances, and codes.

                                  Article 3.
                              Term, Use and Rent

     3.01. Term. Except as otherwise provided in this Lease, the Term shall commence upon the Term Commencement Date, and shall continue in full force for the Tenn. Tenant shall be given access to the Leased Premises starting on the Tenant's Physical Possession Date in order for Tenant, its agents, employees and contractors to make site evaluations, and to install, if any, furniture, telephone networks, computer networks and other improvements and subject to the prior reasonable approval by Landlord. From the Tenants Physical Possession Date through the Term Commencement Date, Tenant shall be subject to all of the covenants in this Lease, except that Tenants obligation to pay Net Rent shall commence in accordance with Section 3.03 below. From Tenant's Physical
                            ------------
Possession Date through the Gibralter II Term Commencement Date and the Gibraltar I Term Commencement Date respectively, Landlord shall make available site services, including temporary utilities, at no expense to Tenant; however, Tenant shall be responsible for any refuse disposal and any operating expenses related to any temporary office use by Tenant. Notwithstanding any other provision of this Lease to the contrary, if access to the Gibralter II Leased Premises is not given to Tenant within fifteen (15) days of the Tenants Physical Possession Date, then Tenant may, at its option, by notice in writing to Landlord within fifteen (15) days thereafter, cancel this Lease in which event neither Landlord nor Tenant shall have any further obligations hereunder. If written notice of cancellation is riot received by Landlord within such fifteen
(15) day period, Tenant's right to cancel this Lease shall terminate and be of no further force or effect. Notwithstanding any other provision of this Lease to the contrary, if access to the Gibralter I Leased Premises is not given to Tenant on or before

November 15, 1999, Landlord shall be responsible and shall immediately pay Tenant all costs incurred or to be incurred by Tenant to rectify Tenant's construction delays to bring the construction schedule back to the original schedule, which costs may include but not be limited to overtime work. Throughout the Term of this Lease, Tenant shall have access to the Leased Premises at all hours on all days of the year, subject to situations beyond the control of Landlord. When the Term Commencement Date and the Term Expiration Date have been ascertained, the parties shall promptly execute a Confirmation of Term of Lease substantially in the form attached as Exhibit C.
                                                    ---------

     3.02. Use. Tenant shall use the Leased Premises solely for the Permitted Use and for no other use or purpose, except as permitted by Landlord pursuant to Landlord's written consent, which consent will not be unreasonably withheld, conditioned or delayed. It shall not be deemed unreasonable for Landlord to withhold its consent to a proposed change of use if the proposed use is one set forth in Section 1.16 (a) through (e).
         ----------------         ---

     3.03. Base Rent.

           (a) Tenant shall pay the Base Rent to Landlord in accordance with the schedule set forth on the Basic Lease Information sheet and in the manner described below. Commencing with the first day of the first calendar month of the Term, Tenant shall pay the Net Rent (consisting of Base Rent plus, when applicable in accordance with Section 3.04 below, Tenants Proportionate Share of
                              ------------
Basic Operating Cost) in monthly installments on or before the first day of each calendar month during the Term and any extensions or renewals thereof, in advance without demand and without any reduction, abatement, counterclaim or setoff, unless otherwise specifically provided in this Lease, in lawful money of the United States at Landlord's address specified on the Basic Lease Information sheet or at such other address as may be designated by Landlord in the manner provided for giving notice under Section 9.11 hereof.
                                 ------------

           (b) If the Term commences on other than the first day of a month, then the Base Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date together with the other amounts payable on that day. If the Term terminates on other than the last day of a calendar month, then the Net Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month in which the date of termination occurs.

     3.04. Tenant's Proportionate Share of Basic Operating Cost.

           (a) Commencing on the Term Commencement Date and continuing through the remainder of the Term, Tenant shall pay to Landlord Tenant's Proportionate Share of the Basic Operating Cost attributable to each Computation Year.

           (b) During the first Computation Year, on or before the flat day of each month during such Computation Year, Tenant shall pay to Landlord one-twelfth (1/12th) of Landlord's estimate of the amount payable by Tenant under
Section 3.04(a) as set forth in Landlord's written notice to Tenant delivered on
---------------
or before the Term Commencement Date. During the last month of each Computation Year (or as soon thereafter as practicable), Landlord shall give Tenant notice of Landlord's estimate of the amount payable by Tenant under Section 3.04(a) for
                                                             ---------------
the following Computation Year. On or before the first day of each month during the following Computation Year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amount, provided that if Landlord fails to give such notice in the last month of the prior year, then

Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the calendar month next succeeding the date such notice is given by Landlord; and from the first day of the calendar month following the date such notice is given, Tenant's payments shall be adjusted so that the estimated amount for that Computation Year will be fully paid by the end of that Computation Year. If at any time or times Landlord determines that the amount payable under Section 3.04(a) for the current Computation Year will vary from
              ---------------
its estimate given to Tenant, Landlord, by not less than ten (10) business days' notice to Tenant, may revise its estimate for such Computation Year, but not more frequently that twice for any Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate.

          (c) Within sixty (60) days following the end of each Computation Year, Landlord shall deliver to Tenant a statement of amounts payable under
Section 3.04(a) for such Computation Year prepared by Landlord's agent. If such
---------------
statement shows an amount owing by Tenant that is less than the payments for such Computation Year previously made by Tenant, Landlord shall credit such amount to the next payment(s) of Net Rent falling due under this Lease. If such statement shows an amount owing by Tenant that is more than the estimated payments for such Computation Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within ten (I 0) business days after delivery of such statement. If, within two (2) years of Tenant s receipt of Landlord's statement, Tenant notifies Landlord that Tenant desires to audit or review Landlord's statement, Landlord shall cooperate with Tenant to permit such audit or review during normal business hours. Landlord shall make available in the San Francisco Bay Area at Landlord's, or at Landlord's election at Landlord's property manager's, place of business, such books and records as are reasonably necessary for Tenant to conduct and complete such audit. Tenant shall have the right to make copies of such books and records at Tenant's sole cost and expense. Tenant shall bear all other costs and expenses associated with Tenant's audit (including fees of Tenant's auditor). Upon completion of the audit, Tenant shall provide Landlord with a copy of the auditor's report. Within thirty (30) days of completion of the audit, if Tenant desires to challenge Landlord's statement, then Tenant shall provide Landlord with notice of challenge via called mail. Within thirty (30) days of Landlord's receipt of Tenant's notice of challenge, Landlord shall notify Tenant as to whether Landlord agrees or disagrees with the conclusions reached in Tenant's auditor's report. Landlord's failure to respond shall be deemed to constitute an agreement with the Tenant's auditor's report. After Landlord's notice, Landlord and Tenant shall endeavor to resolve any disagreements regarding Tenant's auditor's report. In the event such audit reveals a discrepancy in Tenant's favor, and Landlord agrees with the conclusions of Tenant's auditor, then Landlord shall credit the amount of such discrepancy to the next payment(s) of Net Rent falling due under this Lease. In the event such audit reveals a discrepancy in Landlord's favor, Tenant shall pay the amount of the discrepancy to Landlord within ten (10) business days of Landlord's acceptance of Tenant's auditor's report If the discrepancy in Tenant's favor, as agreed to by Landlord, or determined by the arbitrator, is greater than three percent (3%) of Tenant's Proportionate Share of Basic Operating Cost paid by Tenant for the Computation Year being audited, Landlord shall reimburse Tenant for all reasonable costs and expenses associated with Tenant's audit (including fees of Tenant's auditor). Any such audit may only be conducted by an independent nationally recognized accounting firm or a nationally recognized real estate management or consulting firm that is not being compensated by Tenant on a contingency fee basis. The failure of Tenant to notify Landlord that Tenant desires an audit within one (1) year of Tenant's receipt of Landlord's statement under this Section 3.04(c) shall constitute an
                                           ---------------
acceptance by Tenant of Landlord's statement and a waiver by Tenant of its right to audit for such Computation Year. If Tenant commences an audit in accordance with this Section 3.04(c), then such audit and the Tenant s auditor's report
          ---------------
must be completed within one hundred twenty (120) days of Tenant s notice to Landlord of Tenant's desire to audit. Failure of Tenant to complete the audit within such one hundred twenty (120) day period shall constitute an acceptance by Tenant of Landlord's statement for such Computation Year. The respective obligations of Landlord and Tenant under this Section 3.04(c) shall survive the
                                              ---------------
Term Expiration Date, and, if the Term Expiration Date is a day other than the last day of a Computation Year, the adjustment in Tenant's Proportionate Share of Basic Operating Cost pursuant to this Section 3.04(c) for
                                                             ---------------
the Computation Year in which the Term Expiration Date occurs shall be prorated in the proportion that the number of days in such Computation Year preceding the Term Expiration Date bears to three hundred sixty-five (365).

          (d) Landlord shall have the same remedies for a default in the payment of Tenant's Proportionate Share of Basic Operating Cost as for a default in the payment of Base Rent.

          (e) If the parties cannot agree on the results of Tenant's audit within sixty (60) days following delivery of Tenant's auditor's report to Landlord, then either party may commence arbitration with respect to the matters disputed in Tenant's audit by notice to the other party ("Arbitration Notice"). The failure of Tenant to provide an Arbitration Notice within one hundred twenty
(120) days of Tenant's delivery of the Tenant's auditor's report to Landlord shall constitute a waiver by Tenant of its right to arbitrate hereunder, and except 'for such adjustments as have been agreed to by Landlord, Landlord's statement provided under Section 3.04(c) shall be conclusive, and binding to
                         ---------------
Tenant. Within thirty (30) days of the Arbitration Notice, Landlord and Tenant shall jointly select an arbitrator, who shall be unaffiliated in any manner with either Landlord or Tenant and shall have been active over the five (5) year period ending on the date of such appointment in the management of comparable commercial properties within the San Francisco Bay Area and shall have held the designation of Certified Property Manager for an equivalent period of time. Neither Landlord nor Tenant shall consult with such arbitrator as to his or her opinion as to the disputed matters prior to the appointment. The determination of the arbitrator shall be limited solely to issues raised by Tenant's auditor's report or by Landlord's response to Tenant's auditors report. Such arbitrator may hold hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator and the other party may submit a reply in writing within five (5) business days after receipt of such data and additional information. The arbitrator shall conduct such evidentiary hearings as the arbitrator deems necessary or appropriate.

               (1) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to the disputed matters in Tenant' s auditor's report, and shall notify Landlord and Tenant of such determination.

               (2) The decision of the arbitrator shall be binding upon Landlord and Tenant.

               (3) If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the American Arbitration Association.

               (4) If Landlord and Tenant fail to agree upon other matters relating to the arbitration, then the rules of the American Arbitration Association shall govern such arbitration.

               (5) The cost of arbitration shall be paid by the substantially unsuccessful party.

               (6) The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties.

               (7) Judgment upon the award rendered by the arbitrator may be entered by either party into any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

     3.05. Basic Operating Cost.

           (a) Basic Operating Cost shall mean all expenses and costs (but not specific costs which are separately billed to or paid by particular tenants of the Project of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the management, ownership, maintenance, repair, preservation and operation of the Project and its supporting facilities directly servicing the Project (determined in accordance with generally accepted accounting principles, consistently applied) including, but not limited to, the following:

               (1) Wages, salaries and related expenses and benefits of all on-site and off-site employees and personnel engaged in the operation, maintenance, repair and security of the Project, to the extent such charges are directly allocable to services rendered by the employees and personnel for the benefit of the Project.

               (2)  [Intentionally deleted.]

               (3) All supplies, materials, equipment and equipment rental used in the operation, maintenance, repair and preservation of the Project.

               (4) Utilities, including water, sewer and power, telephone, communication and cable television facilities, lighting, heating, air conditioning and ventilating the entire Project to the extent not billed directly to Tenant.

               (5) All exterior maintenance, janitorial, alarm and security service, elevator and service agreements for the Project and the equipment therein, including, without limitation, window cleaning, sidewalks, landscaping, Building exterior and service areas, to the extent not billed to Tenant.

               (6) A management cost recovery in an amount not to exceed a commercially reasonable management cost recovery fee competitive in the immediate market but in no events greater than three percent (3%) of all Rent (excluding such management cost recovery) derived from the Project.

               (7) Day-to-day ordinary and reasonable legal and accounting services incurred to the extent attributable to the normal operation of the Project, excluding those expenses incurred in lease negotiations, termination of leases, extension of leases or legal costs incurred in proceedings by or against any specific tenant.

               (8) All insurance costs, including, but not limited to, the cost of all risk property and liability coverage and rental income and earthquake insurance applicable to the Project and Landlord's personal property used in connection therewith, as well as commercially reasonable deductible amounts applicable to such insurance; provided, however, that Landlord may, but shall not be obligated to" carry earthquake insurance.

               (9) Repairs, replacements and general maintenance (except for repairs paid by proceeds of insurance or by Tenant or other tenants of the Project or third parties, and alterations attributable solely to tenants of the Project other than Tenant).

               (10) All real estate or personal property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charges, assessments, bonds, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Project (or any portion or component thereof), its operations, this Lease, or the Rent due hereunder (or any portion or component thereof), except: (i) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (ii) Landlord's personal or corporate income, gift or franchise taxes.

               (11) Amortization over the useful life (together with reasonable financing charges) of capital improvements made to the Project subsequent to the Term Commencement Date which are designed to improve the operating efficiency of the Project, or which may be required by governmental authorities, including those improvements required for energy conservation and for the benefit of individuals with disabilities ("ADA Improvements").

          (b)  With respect to Section 3.05(a)(11) above, to the best of
                               -------------------
Landlord's knowledge, the Project is in compliance with the Americans with Disabilities Act ("ADA"). ADA Improvements, as defined in Section 3.05(a)(11)
                                                          -------------------
above, includes ADA compliance work in any part of the Project required by governmental authorities due to changes in law, rules or regulations after the date of this Lease. ADA Improvements, for the purposes of Section 3.05(a)(11)
                                                          -------------------
shall not include any ADA compliance work in other tenant's spaces in the Project which is triggered by virtue of tenant improvement work in such space. Tenant shall be responsible for one hundred percent (100%) of the cost of ADA compliance work triggered by any tenant improvements (or any subsequent alterations or additions made by Tenant) subsequent to the Commencement Date; however, prior to the Term Commencement Date, Landlord shall cause, at landlord's sole cost and expense, ADA path of travel compliance outside of the Building and provided further Landlord and not Tenant shall be responsible for ADA compliance work exterior to the building triggered by the Tenant Improvements which Landlord was obligated to comply with on the Commencement Date. Tenant shall promptly reimburse Landlord for any costs incurred by Landlord with respect thereto. If not otherwise paid for by Tenant, Landlord shall be entitled to deduct from Landlord's Contribution any amount incurred by Landlord with respect to ADA compliance work triggered by the Tenant Improvements.

          (c) In the event any of the Basic Operating Costs are riot allocable solely to the Building or are not provided on a uniform basis, Landlord shall make an appropriate and equitable adjustment, in Landlord's sole and absolute discretion, to the relevant cost allocations to the Building and Tenant shall pay its proportionate share of such Basic Operating Costs allocable solely to the Building and 100% of such Basic Operating Costs allocable solely to the Leased Premises.

          (d)  [Intentionally deleted.]

          (e)  The following items shall be excluded from Basic Operating Costs:
(i) depreciation on the Building and the Project; (ii) [intentionally deleted] ;
(iii) [intentionally deleted] ; (iv) [intentionally deleted] ; (v) the cost of any improvements or equipment which would be properly classified as capital expenditures under generally accepted accounting principles (except for any capital expenditures expressly included in Section 3.05(a), including, without
                                           ---------------
limitation, Section 3.05(a)(11)); (vi) [intentionally deleted]; (vii)
            ---------------------
[intentionally deleted]; (viii) [intentionally deleted]; (ix) interest, principal, points and fees, amortization or other costs associated with any debt and rent payable under any lease to which this Lease is subject and all costs and expenses associated with any such debt or lease and ground lease rent, irrespective of whether this Lease is subject or subordinate thereto; (x) depreciation or amortization, other than as specifically enumerated above in the definition of Basic Operating Costs; (xi) expenses for any item or service which Tenant pays directly to a third party or separately reimburses Landlord and expenses incurred by Landlord to the extent the same are reimbursed from any other tenants, occupants of the property, or third parties;

(xii) costs of any item, service or other benefit of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants' shares of Basic Operating Costs; (xiii) costs of special services rendered to individual tenants (including tenant) for which a special charge is made; (xiv) expenses incurred by Landlord to prepare, renovate, repaint, improve, redecorate or perform any other work in any space leased to an existing tenant or prospective tenant of the Building; (xv) expenses incurred by Landlord to lease space to new tenants or to retain existing tenants including leasing commissions, advertising and promotional expenditures; (xvi) increases in real property taxes of the Property to the extent that they constitute real property taxes assessed on improvements to the Property for other tenants or for construction of new buildings; (xiii) costs and expenses related to the operation of any commercial concession at the Building when such commercial concessions are not for the benefit of the Building; (xiv) charges, including applicable taxes, for electricity, steam, water and other utilities for which Landlord is entitled to separate reimbursement from any third party, including without limitation, any other tenant of the Building; (xx) costs for which Landlord has been directly compensated from other sources; (xxi) any expenses for repairs or maintenance which are reimbursed from third parties through warranties or service contracts or otherwise; (xxii) expenses for the replacement of any item installed by Landlord covered under warranty; (xxiii) Landlord's general overhead and general administrative expenses, including without limitation, the salaries of any officer of Landlord other than as provided in Section 3.05(a): (xxiv) salaries
                                              ---------------
of (i) employees above the grade of building superintendent or building manager, and (ii) that portion of employee expenses for employees whose time is not spent directly and solely in the operation of the Property; (xxv) the cost of supplies and services provided by subsidiaries and affiliates of Landlord in excess of those provided by independent suppliers and contractors of comparable buildings within in the vicinity of the Property; (xxvi) any portion of any cost which represents a profit to or a surcharge by Landlord; (xxvii) costs incurred by Landlord to perform or correct any repairs, capital additions, alterations, replacements or other costs of correcting latent or patent defects in the design, materials, equipment, workmanship or construction of the Building, excluding Tenant Improvements; (xxviii) the costs of any items (including but not limited to, costs of repair or reconstruction of any portion of the Building) for which Landlord is entitled to reimbursement from insurance carried by Landlord; (xxix) expenses incurred by Landlord for repairs or other work occasioned by fire, windstorm, or other insurable casualty or condemnation for which Landlord is required to maintain insurance hereunder excluding any deductible; (xxx) costs necessitated by or resulting from the negligence or willful misconduct of Landlord, its vendors, agents, employees and/or independent contractors; (xxxi) any and all costs incurred by Landlord to comply with state, federal, local law, regulation and/or ordinance, except as otherwise provided in this Lease; (xxxii) costs, fines, interest or penalties incurred due to Landlords violation of any law or governmental regulation; (xxxiii) Landlord's incremental costs incurred by reason of Landlord's breach of any leases in the Building and any costs incurred by reason of the breach by other tenants in the Building; (xxxiv) leasing commissions, incurred by Landlord to resolve disputes, enforce or negotiate lease terms with other tenants, prospective tenants or occupants of the Property, or in connection with the enforcement or violation by Landlord or such tenant or occupant of any lease;
(xxxv) attorneys' fees, brokerage fees and other expenses, incurred in connection with any financing, sale or syndication of the Property; (xxxvi) the operating expenses incurred by Landlord relative to retail stores, hotels and any specialty service in the Building or on the Property; (xxxvii) advertising and promotional expenditures and costs of signs in or on the Building identifying the owner of the Building or other tenant's signs; (xxxviii) costs arising from Landlord's charitable or political contributions; (xxxix) reserves;
(xxxx) any costs incurred in connection with any "year 2000" glitches; and, (xxxxi) other items not customarily included as operating expenses for similar buildings. The determination of Basic Operating Costs shall be in accordance with generally accepted accounting principles consistently applied.

                                  Article 4.
                             Landlord's Covenants

     4.01. Basic Services. Landlord shall operate the Project to a standard of quality consistent with that of other similar-class office projects in the immediate geographical area, and shall:

           (a) Timely administer improvement of the Leased Premises in accordance with Exhibit B (if any).
                ---------

           (b) Furnish Tenant during Tenant's occupancy of the Leased Premises the following basic services:

               (i) Hot and cold water at those points of supply provided for general use of other tenants in the Project; central heat and air conditioning in season, during the Building hours of operation specified in the rules and regulations for the Project adopted pursuant to Section 5.17 and at such
                                                ------------
temperatures and in such amounts as are considered by Landlord to be standard for the comfortable use and occupancy of the Leased Premises or, in all events, as may be permitted or controlled by applicable laws, ordinances, rules and regulations.

               (ii) Structural and exterior maintenance (including exterior glass and glazing) and routine maintenance, repairs and electric lighting service for all public areas and service areas of the Project in the manner and to the extent deemed by Landlord to be standard.

               (iii)  [Intentionally deleted.]

               (iv)   [Intentionally deleted.]

               (v) Exterior Building Standard lamps, bulbs, starters and ballasts used in the Leased Premises.

               (vi)   Elevator service.

           (c) Landlord shall not be liable for damages to either person or property, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent, nor shall Tenant be relieved from performance of any covenant on its part to be performed under this Lease by reason of any (i) deficiency in the provision of basic services; (ii) breakdown of equipment or machinery utilized in supplying services; or (iii) curtailment or cessation of services due to causes or circumstances beyond the reasonable control of Landlord or by the making of the necessary repairs or improvements, unless such deficiency, breakdown, curtailment or cessation is due to the negligence or willful misconduct of Landlord. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Project to provide restoration of services and, where the cessation or interruption of service has occurred due to circumstances or conditions beyond Project boundaries, to cause the same to be restored, by diligent application or request to the provider thereof Due to the unique nature of Tenant's business, Landlord acknowledges that time is of the essence in providing the above services.

           (d) Notwithstanding anything in this Lease to the contrary, Tenant may contract directly for all utilities with the respective local utility company and Tenant may contract directly for janitorial services with Basic Operating Costs being adjusted accordingly.

           (e) Landlord warrants arid represents to Tenant that on the Term Commencement Date the Leased Premises shall be in full compliance with all applicable federal, state, and local laws, rules, regulations and orders including environmental laws and building codes. With respect to the American With Disabilities Act, as of the Term Commencement Date, Landlord shall cause the path of travel outside the Leased Premises to be ADA compliant with all such costs of compliance to be home by Landlord. The foregoing notwithstanding, this representation and warranty shall terminate upon the sale of the Project in an arm's-length transaction between unrelated parties unless the purchaser(s) acquires the Project with knowledge of any dispute between Tenant and Landlord regarding the above representation and warranty but in no event shall it terminate sooner than completion of the initial Tenant Improvements.

     4.02. Extra Services. Landlord shall provide to Tenant at Tenant's sole cost and expense (and subject to the limitations hereinafter set forth) the following extra services:

           (a) Such extra, cleaning and janitorial services required if Tenant Improvements necessitate extra cleaning efforts;

           (b) Additional air conditioning and ventilating capacity required by reason of any electrical, data processing or other equipment, facilities or services required to support the same, in excess of that which would be required for Building Standard Improvements, when prearranged with Landlord;

           (e) Heating, ventilation, air conditioning, lighting or extra electrical service provided by Landlord to Tenant during hours other than the Building hours of operation specified in the rules and regulations for the Project adopted pursuant to Section 5.17, which shall provide for Building hours
                            ------------
of operation of 7:00 am. to 7:00 p.m., Monday through Friday (excluding holidays);

           (d) Maintaining and replacing non-Building Standard lamps, bulbs, starters and ballasts (whether or not the light fixtures were installed as part of the Tenant Improvements) which Tenant requests Landlord to replace;

           (e) Repair and maintenance service which is the obligation of Tenant under this Lease which Tenant fails to repair after prior notice;

           (f) Repair, maintenance or janitorial service to the Leased Premises, the Common Areas or the Project parking area which is required as a result of the acts or omissions of tenant, its agents, employees, contractors, invitees or licensees; and

           (g) Any basic service in amounts reasonably determined by Landlord to exceed the amounts required to be provided under Section 4.01(b), but only if
                                                 ---------------
Landlord elects to provide such additional or excess service and notifies Tenant of such additional charges in advance of Tenant's use.

           The cost chargeable to Tenant for all extra services shall constitute Additional Rent and shall include a management fee payable to Landlord to be negotiated in advance by Landlord and Tenant. Additional Rent shall be paid monthly by Tenant to Landlord concurrently with the payment of Base Rent.

     4.03. Window Coverings. Tenant shall not place or maintain any exterior window coverings, blinds, curtains or drapes without Landlord's prior written approval, which consent shall not be unreasonably withheld; conditioned or delayed that are not otherwise specified in Tenant's Plans.

     4.04. Graphics and Signage. Tenant shall have the right, at Tenant's sole expense, to Building parapet and/or "eyebrow" signage for corporate identification and/or monument signage (on either or both of the monuments along Gibraltar Drive and West Las Positas Drive). The location, design, content and size of such signage shall be subject to Landlord's reasonable approval and be consistent with the development agreement, if any, exiting between Landlord, the City of Pleasanton and the Hacienda Business Park Owners Association or such other preexisting signage criteria. Landlord shall cooperate fully with Tenant in securing such signage rights; however, the costs of design, fabrication, installation, permitting and restoration shall be home by Tenant. Tenant shall have the right to use its standard corporate logo/graphics at the entrance to the Leased Premises and in each of the building lobbies, subject to Landlord's reasonable approval. All other signs, notices, advertisements and graphics of every kind or character, visible in or from the exterior of the Leased Premises shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Landlord may remove, without notice to and at the expense of Tenant, any sign, notice, advertisement or graphic of any kind inscribed, displayed or affixed in violation of the foregoing requirement if Tenant fails to removal such nonconforming signage after notice. Landlord shall be entitled to revise the Project graphics and signage standards at any time, at Landlord's sole expense.

     4.05. [Intentionally deleted.]

     4.06. Repair Obligation. Landlord shall maintain the Building in good condition and repair comparable to other buildings in Hacienda Business Park and shall not unreasonably defer any repair, maintenance or replacement expenses. Landlord's obligation with respect to maintenance and repair shall be limited to
(i) the structural portions of the Building; (ii) the exterior walls of the Building, including exterior glass and glazing; (iii) the exterior roof; (iv) Landlord mechanical, electrical, plumbing and life safety systems; (v) the Common Areas; (vi) the Project parking area; and (vii) landscaped areas. However, Landlord shall not have any obligation to repair damage caused by Tenant, its agents, employees, contractors, invitees or licensees. Landlord shall have the right, but not the obligation, to undertake work of repair which Tenant is required to perform under this Lease and which Tenant fails or refuses to perform in a timely and efficient manner after notice from Landlord. Tenant shall reimburse Landlord upon demand, as Additional Rent, for all costs incurred by Landlord in performing any such repair for the account of Tenant, together with an amount equal to fifteen percent (15%) of such costs to reimburse Landlord for its administration and managerial effort Except as specifically set forth in this Lease, Landlord shall have no obligation whatsoever to maintain or repair the Leased Premises or the Project. The parties intend that the terms of this Lease govern their respective maintenance and repair obligations. Tenant expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to such obligations or which affords Tenant the right to make repairs at the expense of Landlord or terminate this Lease by reason of the condition of the Leased Premises or any needed repairs.

     4.07. Peaceful Enjoyment. Landlord covenants with Tenant that upon Tenant paying the Rent and all other charges required under this Lease and performing all of Tenant's material covenants and agreements herein contained, Tenant shall peacefully have, hold and enjoy the Leased Premises subject to all of the terms of this Lease and to any deed of trust, mortgage, ground lease or other agreement to which this Lease may be subordinate. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective ownerships of Landlord's interest hereunder and binding on those successors who have knowledge of the prior Landlord's breaches.

                                  Article 5.
                              Tenant's Covenants

     5.01. Payments by Tenant. Tenant shall pay Rent at the times and in the manner provided in this Lease. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided for in Section 7.08. If
                                                           ------------
there is more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.

     5.02. Tenant Improvements. The Tenant Improvements shall be installed and constructed by Tenant pursuant to Exhibit B. All Tenant Improvements, other than
                                  ---------
all furniture, equipment, trade fixtures, such items that are easily removable by Tenant and the items specifically described on Exhibit B Schedule 3 which
                                                  --------------------
Landlord and Tenant specifically agree and covenant shall belong to Tenant, shall become the property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon termination of this Lease by lapse of time or otherwise, subject to Landlord's right to require their removal in the same manner as provided in Section 5.07.
                                  ------------

     5.03. Taxes on Personal Property. In addition to, and wholly apart from its obligation to pay Tenant's Proportionate Share of Basic Operating Costs, Tenant shall be responsible for, and shall pay prior to delinquency, all taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, and any other charges imposed upon, levied with respect to, or assessed against Tenant's personal property and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

     5.04. Repairs by Tenant. Tenant shall be obligated to maintain and repair the Leased Premises, to keep the same at all times in good order, condition and repair, and, upon expiration of the Term, to surrender the same to Landlord in the same condition as on the Term Commencement Date, reasonable wear and tear, taking by condemnation, and damage that is Landlord's responsibility under
Section 7.07 not caused by Tenant, its agents, employees, contractors, invitees
------------
and licensees excepted. Tenant's obligations shall include, without limitation, the obligation to maintain and repair all walls, floors, ceilings and fixtures and to repair all damage caused by Tenant, its agents, employees, contractors, invitees and others using the Leased Premises with Tenant's expressed or implied permission. In no event shall Tenant be obligated to make any repairs necessitated by, or to repair damage due, in whole or in part, to any act, omission or negligence of Landlord or Landlord's agents, employees, licensees or contractors. At the written request of Tenant, Landlord shall perform the work of maintenance and repair constituting Tenant's obligation under this Section
                                                                      -------
5.04 at Tenant's sole cost and expense and as an extra service to be rendered
----
pursuant to Section 4.02(e). Any work of repair and maintenance performed by or
            ---------------
for the account of Tenant by persons other than Landlord shall be performed by contractors approved by Landlord and in accordance with procedures Landlord shall from time to time establish, which approval shall not be unreasonably withheld. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part of the Building's mechanical, electrical, plumbing, life safety or other system servicing, located in or passing through the Leased Premises. Tenant shall have the right, but not the obligation, to undertake work of repair which Landlord is required to perform under this Lease and which Landlord fails or refuses to perform in a timely and efficient manner after notice from Tenant. Landlord shall reimburse Tenant upon demand unless Landlord disputes Landlord's obligation. In the event of such dispute, then such dispute shall be submitted to arbitration in accordance with the terms of Exhibit F
                                                                  ---------
attached hereto. In the event the arbitrator finds in its written decision in Tenant's favor and Landlord fails to pay Tenant, then Tenant may offset Rent up to the amount of the arbitrator's award, together with an amount equal to fifteen percent (15%) of such costs to reimburse Tenant for its administration and managerial effort.

     5.05. Waste. Tenant shall not commit or allow any waste or damage to be committed in any portion of the Leased Premises or the Project.

     5.06. Assignment or Sublease.

           (a) Tenant shall not voluntarily or by operation of law assign, transfer or encumber (collectively "Assign") or sublet all or any part of Tenant's interest in this Lease or in the Leased Premises without Landlord's prior written consent given under and subject to the terms of this Section 5.06.
                                                                   ------------
Notwithstanding the foregoing, the Tenant may, upon notice to the Landlord, in whole or in part, sublet the Leased Premises, or Assign this Lease to (i) an affiliate or subsidiary of the Tenant, or (ii) an entity arising as a result of merger, acquisition or consolidation, so long as Tenant shall remain responsible in case of default, and, provided, further, no such permitted subletting or assignment shall relieve the Tenant of liability under this Lease.

           (b) Except as permitted in Section 5.06(a), if tenant desires to
                                      ---------------
Assign this Lease or any interest herein or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such intent. Tenant's notice shall specify the date the proposed assignment or sublease would be effective and be accompanied by information pertinent to Landlord's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including, without limitation, its name, business and financial condition, financial details of the proposed transfer, the intended use (including any modification) of the Leased Premises, and exact copies of all of the proposed agreement(s) between Tenant and the proposed assignee or subtenant. Tenant shall promptly provide Landlord with (i) such other or additional information or documents reasonably requested (within ten (10) days after receiving Tenant's notice) by Landlord, and (ii) an opportunity to meet and interview the proposed assignee or subtenant, if requested by Landlord.

           (c) Landlord shall have a period of ten (10) days following such interview and receipt of such additional information (or fifteen (15) days from the date of Tenant's original notice if Landlord does not request additional information or an interview) within which to notify Tenant in writing whether or not Landlord consents to the request by Tenant to Assign this Lease or sublet such space, such consent not to be unreasonably withheld, conditioned or delayed, so long as the use of the Leased Premises by such proposed assignee or sublessee would be a Permitted Use, the proposed assignee or sublessee is of sound financial condition as determined by Landlord in its reasonable discretion, the proposed assignee or sublessee executes such reasonable assumption documentation as Landlord shall require, and the proposed assignee or sublessee is not (x) already a tenant in the Building or (y) a party with whom Landlord has been actively discussing the leasing of space in the Building. Failure by Landlord to approve a proposed subtenant or assignee shall not cause a termination of this Lease.

           (d) In the event Tenant shall request the consent of Landlord to any assignment or subletting hereunder, Tenant shall pay Landlord a processing fee of $250.00 and shall reimburse Landlord for Landlord's reasonable attorneys' fees incurred in connection therewith. All such fees shall be deemed Additional Rent under this Lease.

           (e) Any rent or other consideration realized by Tenant under any such sublease or assignment in excess of the (i) the Rent for the space being sublet or assigned; (ii) tenant improvement costs incurred in connection with the sublease and the remaining unamortized tenant improvement costs remaining at the time of the sublease or assignment; (iii) brokerage commissions; (iv) reasonable sublease marketing expenses; and (v) reasonable legal fees associated with such assignment or sublease, shall be divided and paid as follows: forty percent (40%) to Tenant and sixty percent (60%) to Landlord.

           (f) [Intentionally deleted.]

           (g) The consent of Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the assignee or subtenant. However, Landlord may consent to subsequent assignments and sublettings of the Lease or sublease or amendments or modifications thereto, without notifying Tenant or any other party liable on the Lease or sublease and without obtaining their consent. Such action shall not relieve Tenant or any such other party from liability under this Lease or a sublease.

           (h) No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Any assignment or subletting which conflicts with the provisions hereof shall be void and, at Landlord's option, shall constitute a default under this Lease.

     5.07. Alterations, Additions and Improvements.

           (a) Tenant shall not make or allow to be made any alterations or additions in or to the Leased Premises without first obtaining the written consent of Landlord, except for such alterations or additions for which a building permit is not required or are not material in mature. Landlord's consent will not be unreasonably withheld, conditioned or delayed with respect to proposed alterations and additions which (i) comply with all applicable laws, ordinances, rules and regulations; (ii) are compatible with and does not adversely affect the Building and its mechanical, electrical, HVAC and life safety systems; (iii) will not adversely affect the structural portions of the Building; (iv) will not interfere with the use and occupancy of any other portion of the Building by any other tenant, its employees or invitees; and (v) will not trigger any additional costs to Landlord. Specifically, but without limiting the generality of the foregoing, Landlord's right of consent shall encompass plans and specifications for the proposed alterations or additions, construction means and methods, the identity of any contractor or subcontractor to be employed on the work of alterations or additions, and the time for performance of such work. Tenant shall supply to Landlord any additional documents and information reasonably requested by Landlord in connection with Tenant's request for consent hereunder.

           (b) Any consent given by Landlord under this Section 5.07 shall be
                                                        ------------
deemed conditioned upon: (i) Tenant's acquiring all applicable permits required by governmental authorities; (ii) Tenant's furnishing to Landlord copies of such permits, together with copies of the approved plans and specifications, prior to commencement of the work thereon; and (iii) the compliance by Tenant with the conditions of all applicable permits and approvals in a prompt and expeditious manner.

           (c) Tenant shall provide Landlord with not less than five (5) business days prior written notice of the work, unless in the event of an emergency then Tenant shall use its best efforts to provide prior notice (and shall provide notice thereafter as soon as practical) to Landlord, so as to enable Landlord to post and record appropriate notices of non-responsibility. All alterations and additions permitted hereunder shall be made and performed by Tenant without cost or expense to Landlord. Tenant shall pay the contractors and suppliers all amounts due to them when due and keep the Leased Premises and the Project free from any and all mechanics', materialmen's and other liens and claims arising out of any work performed, materials furnished or obligations incurred by or for Tenant. In the event that the estimated cost of such alterations or additions exceed One Million Dollars ($1,000,000) (excluding those improvements to be made by Tenant prior to the Term Commencement Date) or in the event that Tenant is in monetary default hereunder, Landlord may require, at its sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to at least one and one half (1 1/2) times the total estimated cost of any alterations, additions or improvements to be made in or to the Leased Premises, to protect Landlord against any liability for mechanics', materialmen's and other liens and claims, and to ensure timely completion of the work and Landlord is given the opportunity to post a notice of non responsibility. In the event any alterations or additions to the Leased Premises are performed by Landlord hereunder other than the initial Tenant Improvements, whether by prearrangement or otherwise, Landlord shall be entitled to charge Tenant a five percent (5%) administration fee in addition to the actual costs of labor and materials provided. Such costs and fees shall be deemed Additional Rent under this Lease, and may be charged and payable prior to commencement of the work.

           (d) Any and all alterations, additions or improvements made to the Leased Premises by Tenant and owned by Tenant, but excluding Tenant's furniture, trade fixtures, equipment, personal property, telecommunications equipment, property leased to Tenant and such other property listed on any attachment to this Lease shall become the property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon the termination of this Lease by lapse of time or otherwise unless (i) Landlord conditioned its approval of such alterations, additions or improvements on Tenant's agreement to remove them, or (ii) Landlord notifies Tenant in writing at lease six (6) months prior to the Term Expiration Date that the alterations, additions and/or improvements must be removed, in which case Tenant shall, by the Term Expiration Date (or promptly thereafter), remove such alterations, additions and improvements, repair any damage resulting from such removal and restore the Leased Premises to their condition existing prior to the date of installation of such alterations, additions and improvements. Notwithstanding anything to the contrary set forth above, this clause shall not apply to movable equipment, trade fixtures or furniture owned by Tenant. Tenant shall repair at its sole cost and expense all damage caused to the Leased Premises and the Project by removal of Tenant's movable equipment, trade fixtures or furniture and such other alterations, additions and improvements as Tenant shall be required or allowed by Landlord to remove from the Leased Premises.

           (e) All alterations, additions and improvements permitted under this
Section 5.07 shall be constructed diligently, in a good and workmanlike manner
------------
with good and sufficient materials and in compliance with all applicable laws, ordinances, rules and regulations (including, without limitation, building codes and those related to accessibility and use by individuals with disabilities). Tenant shall, promptly upon completion of the work and when same are available to Tenant, furnish Landlord with "as built" drawings for any alterations, additions or improvements performed under this Section 5.07.
                                               ------------

           5.08. Compliance With Laws and Insurance Standards. Tenant shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used in a manner that violates any applicable law, ordinance, rule, regulation, order, permit, covenant, easement or restriction of record, relating in any manner to the Project, or for any business or purpose which is disreputable, objectionable or productive of fire hazard. Tenant shall not do or permit anything to be done which would result in the cancellation, or in any way increase the cost, of the all risk property insurance coverage on the Project and/or its contents. Landlord represents that, as of the date of the Lease, Tenant's intended uses of the Project as described in this Lease will not result in the cancellation or in any way increase the cost of the all risk property insurance described above greater than what is commercially reasonable. If Tenant does or permits, after notice and reasonable opportunity to cure, anything to be done which increases the cost of any insurance covering or affecting the Project, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for such additional costs. Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed. Tenant shall, at Tenant's sole cost and expense, except as otherwise provided hereunder, comply with all laws, ordinances, rules, regulations and orders (state, federal, municipal or promulgated by other agencies or bodies having or claiming jurisdiction) related to the use, condition or occupancy of the Leased Premises now in effect or which may hereafter come into effect including, but not limited to, (a) accessibility and use by individuals with disabilities, and (b) environmental conditions in, on or about the Leased Premises as same relate to Tenant's use and property and are not subject to Landlord's obligations hereunder. If anything done by Tenant in its use or occupancy of the Leased Premises shall create, require or cause imposition of any requirement by any public authority for structural or other upgrading of or alteration or improvement to the Project, Tenant shall, at Landlord's option, either perform the upgrade, alteration or improvement at Tenant's sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such work, or decide not to undertake such alteration, if such option is available. With respect only to the Tenant's initial Tenant Improvements, in the event that significant structural upgrades in addition to any such upgrades described in Tenant's plans and specifications are required, that are financially and structurally unreasonable to complete and no work around can be designed, then Tenant shall have the option to terminate this Lease. In any event, this right to terminate this Lease expires on the Gibralter II Term Commencement Date. The final non-appealable judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance, rule, regulation, order, permit, covenant, easement or restriction shall be conclusive of that fact as between Landlord and Tenant. Landlord shall be responsible for any path of travel, as that term is used in Title 24 and the Americans With Disabilities Act (collectively "ADA"), which is compliant with the requirements of the ADA outside of the Building and Tenant shall be responsible for any path of travel inside the Building.

           5.09. No Nuisance; No Overloading. Tenant shall use and occupy the Leased Premises, and control its agents, employees, contractors, invitees and visitors in such manner so as not to create any nuisance, or interfere with, annoy or disturb (whether by noise, odor, vibration or otherwise) any other tenant or occupant of the Project or Landlord in its operation of the Project. Tenant shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Leased Premises, the Building, or any portion thereof, except as otherwise disclosed in Tenant's plans and specifications (where Tenant has taken steps to address the loading issue) and which have been approved by Landlord and which approval shall not be unreasonably withheld.

           5.10. Furnishing of Financial Statements; Tenant's Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, as long as they are available and the recipient executes and delivers to Tenant reasonable assurances of confidentiality and if Tenant is publicly traded, only such financial information which is publicly available, within ten (10) business days of receipt of Landlord's written request therefor, with financial statements in form and substance reasonably satisfactory to Landlord reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all material respects.

           5.11. Entry by Landlord. Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time, in cases of an emergency, and otherwise at reasonable times with reasonable advance notice to inspect the same, to perform such work as may be permitted or required under this Lease, to make repairs to or alterations of the Leased Premises or other portions of the Project or other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to show the Leased Premises to prospective tenants (during the last nine (9) months of the Term), purchasers, encumbrancers or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use its best efforts to minimize interference with Tenant's business operations in the Leased Premises. Tenant shall not be entitled to any abatement of Rent or damages by reason of the exercise of any such right of entry. Notwithstanding the foregoing, except in cases of an emergency, Landlord, its employees, agents and consultants, shall not enter the Leased Premises unless accompanied by a representative of Tenant and Landlord shall cooperate with any reasonable security procedures of Tenant.

     5.12. Nondisturbance and Attornment.

           (a) This Lease and the rights of Tenant hereunder shall be subject and subordinate to the lien of any deed of trust, mortgage or other hypothecation or security instrument affecting the Landlord's property (collectively, "Security Device") now or hereafter placed upon, affecting or encumbering the Project or any part thereof or interest therein, and to any and all advances made thereunder, interest thereon or costs incurred and any modifications, renewals, supplements, consolidations, replacements and extensions thereof. With respect to any Security Device entered into by Landlord after execution of this Lease, such subordination is conditioned on Landlord obtaining and delivering to Tenant assurance in a commercially reasonable form (a "nondisturbance agreement") from the holder of or beneficiary under such encumbrance that Tenant's possession will not be disturbed, that Tenant will continue to enjoy all rights and privileges of whatsoever kind granted to Tenant under this Lease and that such new holder or beneficiary shall abide by the terms of this Lease so long as Tenant is not in material default under this Lease and attorns to the record owner of the Leased Premises. Landlord shall obtain and deliver to Tenant a nondisturbance agreement from Fleet National Bank in the form attached hereto as Exhibit E within ten (10) business days of full
                               ---------
execution of this Lease, and if not delivered within 20 days Tenant has the right to terminate the Lease. Without the consent of Tenant, the holder of any such Security Device or the beneficiary thereunder shall have the right to elect to be subject and subordinate to this Lease, such subordination to be effective upon such terms and conditions as such holder or beneficiary may direct which are not inconsistent with the provisions hereof. Tenant agrees to attorn to and recognize as the Landlord under this Lease the holder or beneficiary under a Security Device or any other party that acquires ownership of the Leased Premises by reason of a foreclosure or sale under any Security Device (or deed in lieu thereof). The new owner following such foreclosure, sale or deed shall not be (i) liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership; (ii) subject to any offsets or defenses which Tenant might have against any prior landlord; (iii) bound by prepayment of more than one (1) month's Rent; or (iv) liable to Tenant for any security deposit not actually received by such new owner.

           (b) Tenant shall not unreasonably withhold its consent to reasonable changes or amendments to this Lease requested by the holder of a Security Device so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of Tenant hereunder. If, within fifteen (15) days after notice from Landlord, Tenant fails or unreasonably refuses to execute with Landlord the amendment(s) to this Lease accomplishing the reasonable change(s) or amendment(s) which are requested by such holder such amendments shall be deemed accepted and shall be enforceable by Landlord and such lender and binding upon Tenant, its successors and assigns as if agreed to in writing, without need of further action or documentation unless Tenant is disputing the reasonableness of such amendments in which case the Landlord and Tenant shall negotiate in good faith to agree upon such changes.

     5.13. Estoppel Certificate. Within ten (10) business days following Landlord's request, Tenant shall execute, acknowledge and deliver written estoppel certificates addressed to (i) any mortgagee or prospective mortgagee of Landlord, or (ii) any purchaser or prospective purchaser of all or any portion of, or interest in, the Project, on a form specified by Landlord, certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such mortgagee(s) or purchaser(s) may reasonably require, including, without limitation, the following: (a) that this Lease is unmodified and in full force and effect (or in full force and effect as modified, and stating the modifications); (b) the amount of, and date to which Rent and other charges have been paid in advance; (c) the amount of any Security Deposit; and (d) acknowledging that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the nature of the alleged default). However, in no event shall any such estoppel certificate require an amendment of the provisions of this Lease or otherwise affect or abridge Tenant's rights hereunder. Any such estoppel certificate may be relied upon by any such mortgagee or purchaser. Failure by Tenant to execute and deliver any such estoppel certificate within the time requested shall, at Landlord's election, be conclusive upon Tenant that (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) not more than one month's Rent has been paid in advance; and (3) Landlord is not in default under this Lease. Within ten (10) business days following Tenant's request, Landlord shall execute, acknowledge and deliver written estoppel certificates addressed to (i) any mortgagee or prospective mortgagee of Tenant, or (ii) any purchaser or prospective purchaser of all or any portion of, or interest in Tenant, on a form specified by Tenant, certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such mortgagee(s) or purchasers) may reasonably require, including, without limitation, the following: (a) that this Lease is unmodified and in full force and effect (or in full force and effect as modified, and stating the modifications); (b) the amount of, and date to which Rent and other charges have been paid in advance; (c) the amount of any Security Deposit; and (d) acknowledging that Tenant is not in default under this Lease (or, if Tenant is claimed to be in default, stating the nature of the alleged default). However, in no event shall any such estoppel certificate require an amendment of the provisions of this Lease or otherwise affect or abridge Landlord's rights hereunder. Any such estoppel certificate may be relied upon by any such mortgagee or purchaser. Failure by Landlord to execute and deliver any such estoppel certificate within the time requested shall, at Tenant's election, be conclusive upon Landlord that (1) this Lease is in full force and effect and has not been modified except as represented by Tenant; (2) not more than one month's Rent has been paid in advance; and (3) Tenant is not in default under this Lease.

     5.14. Security Deposit.

           (a) As security for the full and faithful performance of Tenant's obligations under this Lease, Tenant shall provide Landlord with a security deposit (the "Security Deposit"), which shall consist of the cash payment described in Section 5.14(b) below (the "Temporary Security Deposit"), and the
             ---------------
letter of credit (the "Letter of Credit") described in Section 5.14(d) and (e)
                                                       ---------------     ---
below.

           (b) On or before the Commencement Date, Tenant shall, as security for the full and faithful performance of Tenant's obligations under this Lease, deliver to Landlord the Temporary Security Deposit which shall consist of a cash payment equal to $418,000. Provided that Tenant has timely paid, as required under the Lease, Landlord the Base Rent due during the first thirteen (13) months of the term of the Lease, Landlord shall, within five (5) days following the payment by Tenant of the thirteenth (13/th/) month's rent, refund to Tenant, in cash, without demand by Tenant, fifty percent (50%) of the Temporary Security Deposit; and, provided that Tenant has timely paid Landlord the Base Rent due during the first twenty-five (25) months of the term of the Lease, within five
(5) days following the payment by Tenant of the twenty-fifth (25/th/) month's rent, refund to Tenant, in cash, without demand by Tenant, the balance of the Temporary Security Deposit.

           (c) If at any time during the Term, Tenant shall be in a monetary default in the payment of Rent, Landlord may use, apply or retain all or part of the Security Deposit for payment of any amount due

Landlord or to cure such default or to reimburse or compensate Landlord for any liability, loss, cost, expense or damage (including attorneys' fees) which Landlord may suffer or incur by reason of Tenant's defaults. If Landlord uses or applies all or any part of the Security Deposit, Tenant shall, on demand, pay to Landlord a sum sufficient to restore the Security Deposit to the full amount required by this Lease. Upon expiration of the Term or earlier termination of this Lease and after Tenant has vacated the Leased Premises, Landlord shall return the Security Deposit to Tenant, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent, to repair damages to the Leased Premises caused by Tenant and to clean the Leased Premises. The portion of the deposit not so required shall be paid over to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) within thirty (30) days after expiration of the Term or earlier termination hereof. Landlord shall hold the Security Deposit for the foregoing purposes; provided, however, that Landlord shall have no obligation to segregate the Security Deposit from its general funds or to pay interest in respect thereof. No part of the Security Deposit shall be considered to be held in trust, or to be prepayment of any monies to be paid by Tenant under this Lease.

           (d) Within ten (10) days following the full execution of this Lease, Tenant shall deliver to Landlord a clean and irrevocable Letter of Credit (the "Letter of Credit") issued by and drawable upon (said issuer being referred to as the "Issuing Bank") a financial institution which is approved by Landlord in its sole discretion, provided that Landlord shall not unreasonably withhold its consent to an Issuing Bank which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Rating Service, and has combined capital, surplus and undivided profits of not less than One Hundred Million Dollars ($100,000,000). Such Letter of Credit shall (a) name Landlord as beneficiary,
(b) be in the amounts specified hereinafter, (c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord, and (f) otherwise be in form and content reasonably satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant on no more than two (2) transfers and the Letter of Credit shall so specify. Except as otherwise provided hereinafter, the Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term unless the Issuing Bank sends a notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice (unless such Non-Renewal Notice is for a period after the Term Expiration
Date), to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in San Francisco. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.

           (e) The Letter of Credit shall initially be in the amount of One Million Dollars ($1,000,000), but on or before October 1, 1999, Tenant shall increase the amount of the Letter of Credit by Three Million Dollars ($3,000,000), for a total of Four Million Dollars ($4,000,000). In the event of a monetary default by Tenant, following the expiration of any applicable cure periods as set forth in the Lease, Landlord may make a demand upon the Letter of Credit to cure said monetary default. The Letter of Credit shall be renewed annually by Tenant, at Tenant's sole expense. Tenant shall maintain the Letter of Credit in the amount of Four Million Dollars ($4,000,000) for the first two years of the term of the Lease; the amount shall be reduced to Three Million Fifty Thousand Dollars ($3,050,000) for the third year of the term of the Lease, to Two Million One Hundred Thousand Dollars ($2,100,000) for the fourth year of the term of the Lease, and to One Million One Hundred Fifty Thousand Dollars ($1,150,000) for the fifth year of the term of the Lease; and Tenant shall maintain the Letter of Credit in the amount of Two Hundred Thousand Dollars ($200,000) for the balance of the initial term of the Lease. In the event of any extension of the term of the Lease beyond the initial term, no Letter of Credit shall be required of Tenant.

     5.15. Surrender.

           (a) Subject to the provisions of Section 5.07 hereof, on the Term
                                            ------------
Expiration Date (or earlier termination of this Lease), Tenant shall quit and surrender possession of the Leased Premises to Landlord in as good order and condition as they were in on the Term Commencement Date, reasonable wear and tear, damage by casualty, taking by condemnation and repairs which are Landlord's responsibility excepted. Reasonable wear and tear shall not include any damage or deterioration that reasonably could have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Tenant shall, without cost to Landlord, remove all furniture, equipment, trade fixtures, debris and articles of personal property owned by Tenant in the Leased Premises, and shall repair any damage to the Project resulting from such removal. Any such property not removed by Tenant, or are not actively in the process of being removed by the Term Expiration Date (or earlier termination of this Lease) shall be considered abandoned, and Landlord may remove any or all of such items and dispose of same in any lawful manner or store same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after storage for thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord may deem proper, without notice to or demand upon Tenant. Landlord shall apply the proceeds of any such sale as follows: first, to the costs of such sale; second, to the costs of storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

           (b) On the Term Expiration Date (or earlier termination of this Lease), all equipment, fixtures and cables installed by Tenant pursuant to
Section 2.05(a) shall be removed by Tenant and all areas used for cables and
---------------
equipment and trade fixtures serving the foregoing location shall be repaired or restored by Tenant in as good order and condition as they were in on the Term Commencement Date, reasonable wear and tear excepted. Reasonable wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice if required to be maintained by Tenant under this Lease or by Tenant performing all of its obligations under this Lease. Tenant shall repair any damage to the Leased Premises, the Building or the Project resulting from such removal.

     5.16. Tenant's Remedies. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord, except as otherwise specifically provided for in the Lease. For purposes of this Section 5.16, a reasonable time shall in
                                       ------------
no event, be less than fifteen (15) business days after receipt by Landlord, and by the holders of any ground lease, deed of trust or mortgage covering the Leased Premises whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord's obligation is such that more than fifteen (15) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within said fifteen (15) -day period and thereafter diligently pursued to completion. If Landlord fails to cure such default within the time provided for in this Lease, the holder of any such ground lease, deed of trust or mortgage shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such holder shall have such additional time to cure the default as is reasonably necessary under the circumstances. Tenant shall look solely to Landlord's interest in the Project for recovery of any judgment from Landlord. Neither Landlord nor any of its trustees, directors, officers, agents, employees or representatives (or, if Landlord is a partnership, its partners, whether general or limited) shall ever be personally liable for any such judgment against the Landlord. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, deed of trust or mortgage to which Section
                                                                        -------
5.12 applies or may apply. Tenant shall not have the right to terminate this
----
Lease or withhold, reduce or offset any amount against any payments of Rent due and payable under this Lease by reason of a breach of this Lease by Landlord, other than amounts set forth in any judgment or order in favor of Tenant. Provided however, that if as a result of the foregoing, the Leased Premises or any portion thereof subsequently shall become untenantable by Tenant for the purposes set forth herein as determined by the final decision of the court or arbitrator, all Rent payable for such affected space shall abate for the period of such untenantability.

     5.17. Rules and Regulations. Tenant shall comply with the rules and regulations for the Project attached as Exhibit D and such reasonable amendments
                                        ---------
thereto as Landlord may adopt from time to time with prior notice to Tenant which shall not materially adversely affect Tenant's intended use of the Leased Premises. To the extent that the rules and regulations are inconsistent with the provisions or intent of this Lease, the terms of this Lease shall control.

                                  Article 6.
                             Environmental Matters

     6.01. Hazardous Materials Prohibited.

           (a) Tenant shall not cause or permit any Hazardous Material (as defined in Section 6.01(c) below) to be brought, kept, used, generated, released
           ---------------
or disposed in, on, under or about the Leased Premises or the Project by Tenant, its agents, employees, contractors or invitees; provided, however, that Tenant may use, store and dispose of, in accordance with applicable Laws, limited quantities of standard office and janitorial supplies, but only to the extent reasonably necessary for Tenant's operations in the Leased Premises, except as allowed by Landlord in writing. Tenant hereby indemnities Landlord from and against (i) any breach by Tenant of the obligations stated in the preceding sentence, (ii) any breach of the obligations stated in Section 6.01 (b) below,
                                                       ----------------
or (iii) any claims or liability resulting from Tenant's use of Hazardous Materials. Tenant hereby agrees to defend and hold Landlord harmless from and against any and all claims, liability, losses, damages, costs and/or expenses (including, without limitation, diminution in value of the Project, or any portion thereof, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact on marketing of space in the Project, and sums paid in settlement of claims, fines, penalties, attorneys' fees, consultants' fees and experts' fees) which arise during or after the Term as a result of any breach by Tenant of the obligations stated in Sections 6.01 (a) or 6.01(b) or otherwise resulting from
                      -----------------    -------
Tenant's use of Hazardous Materials;, nothing contained in this section shall require Tenant to indemnify Landlord for any such liability or condition that was in existence on or before the date Tenant took possession of the Leased Premises or otherwise disclosed in the Environmental Reports. This indemnification of Landlord by Tenant includes, without limitation, death of or injury to person, damage to any property or the environment and costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material present in, on, under or about the Leased Premises or the Project (including soil and ground water contamination) which results from and is attributable to such a breach. Without limiting the foregoing, if the presence of any Hazardous Material in, on, under or about the Leased Premises or the Project caused or permitted by Tenant results in any contamination of the Leased Premises or the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the same to the condition existing prior to the introduction of such Hazardous Material; provided that Landlord's approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained. This indemnification of Landlord by Tenant shall survive the expiration or sooner termination of this Lease.

          (b) Tenant covenants and agrees that Tenant shall at all times be responsible and liable for, and be in compliance with, all federal, state, local and regional laws, ordinances, rules, codes and regulations, as amended from time to time ("Governmental Requirements"), relating to health and safety and environmental matters, arising, directly or indirectly, out of Tenant's use of Hazardous Materials (as defined in Section 6.01 (c) below) in the Project.
                                   ----------------
Health and safety and environmental matters for which Tenant is responsible under this paragraph include, without limitation (i) notification and reporting to governmental agencies, (ii) the provision of warnings of potential exposure to Hazardous Materials to Landlord and Tenant's agents, employees, licensees, contractors and others, (iii) the payment of taxes and fees, (iv) the proper off-site transportation and disposal of Hazardous Materials, and (v) all requirements, including training, relating to the use of equipment. Immediately upon discovery of a release of Hazardous Materials associated with Tenant's activities, Tenant shall give written notice to Landlord, whether or not such release is subject to reporting under Governmental Requirements. The notice shall include information on the nature and conditions of the release and Tenant's planned response. Tenant shall be liable for the cost of any clean-up of the release of any Hazardous Materials by Tenant on the Project.

          (c) As used in this Lease, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any substance, material or waste which is (i) defined as a "hazardous waste" or similar term under the laws of the jurisdiction where the Project is located;
(ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S) 1317); (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource, Conservation and Recovery Act, 42 U.S.C. (S) 6901 et. seq. (42 U.S.C. (S) 6903); (iv) defined
                                     --  ---
as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et.
                                                                           ---
seq. (42 U.S.C. (S) 9601); (v) hydrocarbons, petroleum, gasoline, crude oil or
---
any products, by-products or fractions thereof; or (vi) asbestos in any form or condition.

          (d) As used in this Article 6, the term "Laws" means any applicable federal, state or local laws, ordinances, rules or regulations relating to any Hazardous Material affecting the Project, including, without limitation, the specific laws, ordinances and regulations referred to in Section 6.01(c) above.
                                                         ---------------
References to specific Laws shall also be references to any amendments thereto and to any applicable successor Laws.

          (e) Landlord represents and warrants that, to the best of Landlord's actual knowledge, except as disclosed in the environmental reports (the "Environmental Reports") provided to Tenant by Landlord (i) no portion of the Leased Premises, Building or the Project, contain any Hazardous Materials; (ii) the soil and ground water on or under the Project are free of Hazardous Materials in amounts that would violate any Laws; (iii) there is no pending or threatened litigation, nor any settlement applicable to the Project concerning Hazardous Materials; and (iv) there has been no notice or alleged violations of hazardous Materials in connection with the Project. Tenant acknowledges its receipt and review of the Environmental Reports prior to entering into this Lease. Landlord hereby agrees to indemnify Tenant from any breach by

Landlord of its representations and warranties in this Section 6.01(e) in the
                                                       ---------------
same manner as required of Tenant pursuant to Section 6.01(a) and for any
                                              ---------------
liability or condition from the use or existence of any Hazardous Materials on or within the Project as of the date of this Lease.

     6.02. Limitations on Assignment and Subletting. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting of the Leased Premises if (i) the proposed transferee's anticipated use of the Leased Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material (excluding standard office and janitorial supplies; in limited quantities as hereinabove provided); (ii) the proposed transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question and the Leased Premises are intended to be used in a similar manner; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the generation, storage, use, treatment or disposal of a Hazardous Material.

     6.03. Right of Entry. Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time, in case of an emergency, and otherwise during reasonable hours and upon reasonable notice to Tenant, in order to conduct periodic environmental inspections and tests to determine whether any Hazardous Materials are present. The costs and expenses of such inspections shall be paid by Landlord unless a default or breach of this Lease, violation of Laws or contamination caused or permitted by Tenant is found to exist. In such event, Tenant shall reimburse Landlord upon demand, as Additional Rent, for the costs and expenses of such inspections. Notwithstanding the foregoing, except in cases of an emergency, Landlord, its employees, agents and consultants shall not enter the Leased Premises unless accompanied by a representative of Tenant and Landlord shall cooperate with any reasonable security procedures of Tenant and shall not unreasonably interfere with Tenant's operations and use of the Leased Premises.

     6.04. Notice to Landlord. Tenant shall immediately notify Landlord in writing of: (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted or threatened regarding the Leased Premises or the Project pursuant to any Laws; (ii) any claim made or threatened by any person against Tenant or the Leased Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (iii) any reports made to or received from any governmental agency arising out of or in connection with any Hazardous Material in or removed from the Leased Premises or the Project, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within ten
(10) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other communications relating in any way to the Leased Premises or Tenant's use thereof.

     6.05. Notice to Tenant. Landlord shall immediately notify Tenant in writing of: (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted or threatened regarding the Leased Premises or the Project pursuant to any Laws; (ii) any claim made or threatened by any person against Landlord or the Leased Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (iii) any reports made to or received from any governmental agency arising out of or in connection with any Hazardous Material in or removed from the Leased Premises or the Project, including any complaints, notices, warnings or asserted violations in connection therewith. Landlord shall also supply to Tenant as promptly as possible, and in any event within ten (10) business days after Landlord first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other communications relating in any way to the Leased Premises.

                                  Article 7.
            Insurance, Indemnity, Condemnation, Damage and Default

     7.01. Landlord's Insurance. Landlord shall secure and maintain policies of insurance for the Project (including the Leased Premises) covering loss of or damage to the Project, including Landlord's Contribution, as specified in Exhibit B hereto, but excluding the Tenant Improvements provided by Tenant at
---------
Tenant's expense and excluding all subsequent alterations, additions and improvements to the Leased Premises, with loss payable to Landlord and to the holders of any deeds of trust, mortgages or ground leases on the Project. Landlord shall not be obligated to obtain insurance for Tenant's trade fixtures, equipment, furnishings, machinery or other property. Such policies shall provide protection against fire and extended coverage perils and such additional perils as Landlord deems suitable, and with such commercially reasonable deductible(s) as Landlord shall deem reasonably appropriate. Landlord shall further secure and maintain commercial general liability insurance with respect to the Project in such amount as Landlord shall determine, such insurance to be in addition to, and not in lieu of, the liability insurance required to be maintained by Tenant. In addition, Landlord may secure and maintain rental income insurance. If the annual cost to Landlord for any such insurance exceeds the standard rates because of the nature of Tenant's operations, Tenant shall, upon receipt of appropriate invoices, reimburse Landlord for such increases in cost, which amounts shall be deemed Additional Rent hereunder provided that Landlord notifies Tenant prior to the execution of this Lease of any material cost increases. Tenant shall not be named as an additional insured on any policy of insurance maintained by Landlord. Landlord shall use best efforts to provide Tenant with a certificate of insurance evidencing all such insurance coverage, with an endorsement that the insurer agrees not to cancel, non-renew or materially alter the policy without at least thirty (30) days prior written notice to Tenant.

     7.02. Tenant's Liability Insurance.

           (a) Tenant (with respect to both the Leased Premises and the Project) shall secure and maintain, at its own expense, at all times during the Term, a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, protecting Tenant and naming Landlord, the holders of any deeds of trust, mortgages or ground leases on the Project, of whom Tenant has received written notice as additional insureds against claims for bodily injury, personal injury, advertising injury and property damage (including attorneys' fees) based upon, involving or arising out of Tenant's operations, assumed liabilities or Tenant's use, occupancy or maintenance of the Leased Premises and the Common Areas of the Project. Such insurance shall provide for a minimum amount of Two Million Dollars ($2,000,000.00) for property damage or injury to or death of one or more than one person in any one accident or occurrence, with an annual aggregate limit of at least Four Million Dollars ($4,000,000.00), inclusive of any umbrella coverage. The coverage required to be carried shall include fire legal liability, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), broad form property damage liability, products liability and completed operations coverage (as well as owned, non-owned and hired automobile liability if an exposure exists) and the policy shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a separation of insureds provision or cross-liability endorsement reasonably acceptable to Landlord. Tenant shall provide Landlord with a certificate evidencing such insurance coverage. The certificate shall indicate that the insurance provided specifically recognizes the liability assumed by Tenant under this Lease (including without limitation performance by Tenant under Section 7.04) and that Tenant's insurance is primary
                            ------------
to and not contributory with any other insurance maintained by Landlord, whose insurance shall be considered excess insurance only. Not more frequently than every two (2) years, if, in the opinion of any mortgagee of Landlord or of the insurance broker retained by Landlord, the amount of liability insurance coverage at that time is not adequate, then Tenant shall increase its liability insurance coverage as reasonably required by either any mortgagee of Landlord or Landlord's insurance broker, but in no event more than a twenty percent (20%) increase.

           (b) Tenant shall, at Tenant's expense, comply with (i) all insurance company requirements pertaining to the use of the Leased Premises and (ii) all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

     7.03. Tenant's Additional Insurance Requirements.

           (a) Tenant shall secure and maintain, at Tenant's expense, at all times during the Term, a policy of physical damage insurance on all of Tenant's fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises and alterations, additions or improvements made by or for Tenant upon the Leased Premises, all for eighty percent (80%) of the full replacement cost thereof without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance. Such insurance shall insure against those risks customarily covered in an "all risk" policy of insurance covering physical loss or damage. Tenant shall use the proceeds from such insurance for the replacement of fixtures, furnishings, equipment and personal property and for the restoration of alterations, additions or improvements to the Leased Premises. In addition, Tenant shall secure and maintain, at all times during the Term, loss of income, business interruption and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises or to the Building as a result of such perils; such insurance shall be maintained with Tenant's property insurance carrier. Further, Tenant shall secure and maintain at all times during the Term workers' compensation insurance in such amounts as are required by law, employer's liability insurance in the amount of One Million Dollars ($1,000,000.00) per occurrence, and all such other insurance as may be required by applicable law or as may be reasonably required by Landlord. The property insurance certificate shall confirm that the waiver of subrogation required to be obtained pursuant to Section 7.05 is permitted by the insurer. Tenant shall,
                        ------------
at least thirty (30) days prior to the expiration of any policy of insurance required to be maintained by Tenant under this Lease, furnish Landlord with an "insurance binder" or other satisfactory evidence of renewal thereof.

           (b) All policies required to be carried by Tenant under this Lease shall be issued by and binding upon a reputable insurance company of good financial standing licensed to do business in the State of California with a rating of at least A-VII, or such other rating as may be required by a lender having a lien on the Project, as set forth in the most current issue of "Best's Insurance Reports." Tenant shall not do or permit anything to be done that would invalidate the insurance policies referred to in this Article 7. Evidence of insurance provided to Landlord shall include an endorsement showing that Landlord, its representatives and the holders of any deeds of trust, mortgages or ground leases on the Project are included as additional insureds on general liability insurance, and as loss payees for property insurance, to the extent required hereunder, and an endorsement whereby the insurer agrees not to cancel, non-renew or materially alter the policy without at least thirty (30) days prior written notice to Landlord, its representatives and any mortgagee of Landlord.

           (c) In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant under this Lease, prior to commencement of the Term, and thereafter during the Term, within ten (10) days following Landlord's request therefor, and thirty (30) days prior to the expiration date of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof (plus a five percent (5%) administrative fee) to be chargeable to Tenant and payable upon written invoice therefor, which amounts shall be deemed Additional Rent hereunder.

           (d) The minimum limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant nor relieve Tenant of any obligation hereunder.

     7.04. Indemnity and Exoneration.

           (a) To the extent not prohibited by law, Landlord and Landlord's representatives shall not be liable for any loss, injury or damage to person or property of Tenant, Tenant's agents, employees, contractors, invitees or any other person, whether caused by theft, fire, act of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or which may arise through repair, alteration or maintenance of any part of the Project or failure to make any such repair or from any other cause whatsoever, except as expressly otherwise provided in Sections 7.06 and 7.07. Landlord shall not be liable for any loss, injury or
-------------     ----
damage arising from any act or omission of any other tenant or occupant of the Project. Landlord shall indemnify, protect, defend and hold Tenant and Tenant's representatives, harmless from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from (i) the negligent activities of Landlord, its agents, employees, contractors or invitees in or about the Leased Premises or the Project (where not covered by Landlord's insurance), (ii) any failure to comply with any applicable law, and (iii) any default or breach by Landlord in the performance of any obligation of Landlord under this Lease; provided, however, that the foregoing indemnity shall not be applicable to claims arising by reason of the gross negligence or willful misconduct of Tenant. The foregoing notwithstanding, the Landlord shall not be liable for consequential damages, loss of profit or income therefrom.

           (b) Tenant shall indemnify, protect, defend and hold the Project, Landlord and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from (i) Tenant's use or occupancy of the Leased Premises, (ii) the negligent activities of Tenant, its agents, employees, contractors or invitees in or about the Leased Premises or the Project (where not covered by Landlord's insurance), (iii) any failure to comply with any applicable law, and (iv) any default or breach by Tenant in the performance of any obligation of Tenant under this Lease; provided, however, that the foregoing indemnity shall not be applicable to claims arising by reason of the gross negligence or willful misconduct of Landlord.

           (c) Tenant shall indemnify, protect, defend and hold the Project, Landlord and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in the Leased Premises or the Project.

           (d) The provisions of this Section 7.04 shall survive the expiration
                                      ------------
or sooner termination of this Lease. BY SIGNING ITS INITIALS BELOW, TENANT ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THE PROVISIONS SET FORTH IN THIS SECTION 7.04 AND FURTHER ACKNOWLEDGES THAT SUCH
                                 ------------
PROVISIONS WERE SPECIFICALLY NEGOTIATED.

/s/ [ILLEGIBLE]^^
------------------------
Tenant's Initials


     7.05. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waives all rights of recovery, claim, action or cause of action against the other, its agents (including partners, both general and limited), trustees, officers, directors, and employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Project or any personal property of such party therein, by reason of any cause required to be insured against under this Lease to the extent of the coverage required, regardless of cause or origin, including negligence of the other party hereto, provided that such party's insurance is not invalidated thereby; and each party covenants that, to the fullest extent permitted by law, no insurer shall hold any right of subrogation against such other party. Tenant shall advise its insurers of the foregoing and such waiver shall be a part of each policy maintained by Tenant which applies to the Leased Premises, any part of the Project or Tenant's use and occupancy of any part thereof.

     7.06. Condemnation.

           (a) If the Leased Premises are taken under the power of eminent domain or sold under the threat of the exercise of such power (all of which are referred to herein as "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs (the "date of taking"). If the Leased Premises or any portion of the Project is taken by condemnation to such an extent as to render the Leased Premises untenantable as reasonably determined by Landlord or Tenant, this Lease shall, at the option of either party to be exercised in writing within thirty (30) days after receipt of written notice of such taking, forthwith cease and terminate as of the date of taking. All proceeds from any condemnation of the Leased Premises shall belong and be paid to Landlord, subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon; provided that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant's relocation expenses or, loss of Tenant's trade fixtures, or for the loss of the value of Tenant's leasehold estate, or for the lost of Tenant's alterations and additions made by Tenant at Tenant's expense, both prior to and subsequent to the Commencement Date. If this Lease continues in effect after the date of taking pursuant to the provisions of this Section
                                                                   -------
7.06(a), Landlord shall proceed with reasonable diligence to repair, at its
-------
expense, the remaining parts of the Project and the Leased Premises to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and tenantable Project and Leased Premises. Net Rent shall abate to the extent appropriate during the period of restoration, and Net Rent shall thereafter be equitably adjusted according to the remaining Rentable Area of the Leased Premises and the Building.

     7.07. Damage or Destruction. In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. The following provisions shall then apply:

           (a) If the damage is limited solely to the Leased Premises and the Leased Premises can, in the reasonable good faith opinion of both Landlord and Tenant to be made within 10 days of such casualty, be made tenantable with all damage repaired within four and one half (4 1/2) months from the date of damage, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect; however, if forty percent (40%) or more of the Leased Premises is damaged or destroyed rendering the Leased Premises untenantable in the reasonable good faith opinion of Tenant, then this Lease shall, at the election of Tenant, terminate as of the date of such casualty if such casualty in the reasonable good faith opinion of both Landlord and Tenant to be made within ten (10) days of such casualty, cannot be made tenantable with all damage repaired within four and one-half (4 1/2) months from the date of damage. Tenant shall notify Landlord of its intent to terminate this Lease within five (5) days after the expiration of the ten (10) day period described above.

           (b) If portions of the Project outside the boundaries of the Leased Premises are damaged or destroyed (whether or not the Leased Premises are also damaged or destroyed) and the Leased Premises and the Project can, in Landlord's opinion, both be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, and provided that Landlord determines that it is economically feasible, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so within such six (6) month period and this Lease shall remain in full force and effect

           (c) Notwithstanding anything to the contrary contained in Sections
                                                                     --------
7.07(a) or 7.07(b) above, Landlord shall not have any obligation whatsoever to
-------    -------
repair, reconstruct or restore the Leased Premises when any damage thereto or to the Project occurs during the last eighteen (18) months of the Term and Tenant has not effectively exercised any option granted to Tenant to extend the Term. Under such circumstances, Landlord shall promptly notify Tenant of its decision not to rebuild within thirty (30) days of the date of such casualty, whereupon the Lease shall terminate as of the date of such notice.

           (d) If neither Section 7.07(a) nor 7.07(b) above applies, Landlord
                          ---------------     -------
shall so notify Tenant within thirty (30) days after the date of the damage or destruction and either Tenant or Landlord may terminate this Lease within thirty
(30) days after the date of such notice, such termination notice to be immediately effective; provided, however, that Landlord shall have the right to elect to reconstruct the Project and the Leased Premises, in which event (i) Landlord shall notify Tenant of such election within said thirty (30) day period and Tenant shall thereupon have no right to terminate this Lease, and (ii) Landlord shall proceed with reasonable diligence to rebuild the Project and the Leased Premises to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law.

           (e) During any period when Tenant's use of the Leased Premises is significantly impaired by damage or destruction, Net Rent shall abate in proportion to the degree to which Tenant's use of the Leased Premises is impaired until such time as the Leased Premises are made tenantable, or usable for Tenant's intended business use if later, as reasonably determined by Landlord; provided that no such rental abatement shall be permitted if the casualty is the result of the negligence or willful misconduct of

Tenant or Tenant's employees, agents, contractors or invitees; provided however, to the extent that Landlord receives any loss of rental insurance proceeds Net Rent shall abate.

           (f) The proceeds from any insurance paid under Landlord's Insurance by reason of damage to or destruction of the Project or any part thereof insured by Landlord shall belong to and be paid to Landlord, subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of (i) its fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises, and (ii) its alteration, additions and improvements.

           (g) Landlord's repair and restoration obligations under this Section
                                                                        -------
7.07 shall not impair or otherwise affect the rights and obligations of the
----
parties set forth elsewhere in this Lease. Subject to Section 7.07(e), Landlord
                                                      ---------------
shall not be liable for any inconvenience or annoyance to Tenant, its employees, agents, contractors or invitees, or injury to Tenant's business resulting in any way from such damage or the repair thereof. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Leased Premises or the Project with respect to the termination of this Lease and hereby waive the provisions of any present statute or law to the extent inconsistent therewith.

     7.08. Default by Tenant.

           (a) Events of Default. The occurrence of any of the following shall constitute an event of default (a "default") on the part of Tenant:

               (1) Abandonment. Vacating the Leased Premises without the intention to reoccupy same, or abandonment of the Leased Premises and such vacation or abandonment continues for a continuous period of six (6) months provided Tenant is actively pursuing releting of the Leased Premises during such period;

               (2) Nonpayment of Rent. Failure to pay any installment of Rent due and payable hereunder within five (5) days of the date when payment is due, such failure continuing for a period of three (3) business days after written notice of such failure; provided, however, that Landlord shall not be required to provide such notice more than ten (10) times during the Term and no more than two (2) times in any 12 month period with respect to non-payment of Net Rent or Additional Rent, the third such non-payment constituting default without requirement of notice; furthermore, if Tenant shall be served with a demand for the payment of past due Rent, any payment(s) tendered thereafter to cure any default by Tenant shall be made only by cashier's check, wire-transfer or direct deposit of immediately available funds;

               (3) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in Sections 7.08(a)(1) and 7.0 8(a)(2), such failure continuing for a period of
-------------------     -----------
thirty (30) days after written notice of such failure (or such longer period as is reasonably necessary to remedy such default, provided that Tenant commences the remedy within such thirty (30)-day period and continuously and diligently pursues such remedy at all times until such default is cured);

               (4) General Assignment. Any general arrangement or assignment by Tenant for the benefit of creditors;

               (5) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition against Tenant, which involuntary petition remains undischarged or is not stayed for a period of ninety (90) days or such longer period if Tenant is diligently pursuing such dismissal. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, within such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

               (6) Receivership. The appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets or the Leased Premises, where possession is not restored to Tenant within ten (10) business days or actively contested by Tenant within such 10 day period;

               (7) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Leased Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof;

               (8) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due; the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation; the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding; or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed;

               (9)  [Intentionally deleted.]

               (10) [Intentionally deleted.]

               (11) Misrepresentation. The discovery by Landlord that any material representation, warranty or financial statement given to Landlord by Tenant was materially false or misleading.

          (b)  Remedies Upon Default:

               (1) Termination. If an event of default occurs, Landlord shall have the right, with or without notice or demand, except as otherwise provided in this Lease, immediately (after expiration of any applicable grace period specified herein) to terminate this Lease, and at any time thereafter recover possession of the Leased Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Leased Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or in equity by reason of Tenant's default or of such termination.

               (2) Continuation After Default. Even though Tenant has breached this Lease and/or abandoned the Leased Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Section 7.08(b)(1) hereof in writing, and Landlord may enforce all of its
      ------------------
rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any amended or successor code section. Acts of maintenance or preservation, efforts to relet the Leased Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession. If Landlord elects to relet the Leased Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Leased Premises; fourth, to the payment of Rent due and unpaid hereunder and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the resetting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Leased Premises, which are not covered by the rent received from the reletting.

          (c) Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of Section 7.08(b)(1) hereof, Landlord shall have all
                              ------------------
the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) shall be computed with interest at the lesser of Prime (as defined in the following sentence), plus five percent (5%) per annum or the maximum rate then allowed by law (the "Default Rate"). The term Prime Rate shall be that rate designated as such by Bank America as its Prime Rate to its most credit worthy customers. The "worth at the time of award" of the amount referred to in clause (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). The foregoing notwithstanding, Landlord shall use commercially reasonable efforts to relet the Leased Premises at fair market rents.

          (d) Computation of Rent for Purposes of Default. For purposes of computing unpaid Rent which would have accrued and become payable under this Lease pursuant to the provisions of Section 7.08(c), unpaid Rent shall consist of the sum of:

               (1)  the total Base Rent for the balance of the Term, plus

               (2) a computation of Tenant's Proportionate Share of Basic Operating Cost for the balance of the Term, the assumed amount for the Computation Year of the default and each future Computation Year in the Term to be equal to Tenant's Proportionate Share of Basic Operating Cost for the Computation Year immediately prior to the year in which default occurs, compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, All items (1982-84=100)) for the Metropolitan Area or Region in which the Project is located. If such Index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

           (e) Late Charge. If any payment required to be made by Tenant under this Lease is not received by Landlord on or within five (5) days of the date the same is due, Tenant shall pay to Landlord an amount equal to four percent (4%) of the delinquency. The parties agree that Landlord would incur costs not contemplated by this Lease by virtue of such delinquencies, including without limitation administrative, collection, processing and accounting expenses, the amount of which would be extremely difficult to compute, and the amount stated herein represents a reasonable estimate thereof. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's breach or default with respect to such delinquency, or prevent Landlord from exercising any of Landlord's other rights and remedies.

           (f) Interest on Past-Due Obligations. Except as expressly otherwise provided in this Lease, any Rent due Landlord hereunder, other than late charges, which is not received by Landlord on the date on which it was due, shall bear interest from the day after it was due at the Default Rate, in addition to the late charge provided for in Section 7.08(e).
                                            ---------------

           (g) Landlord's Right to Perform. Notwithstanding anything to the contrary set forth elsewhere in this Lease, in the event Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, then within five
(5) business days after written notice to Tenant (and without notice in case of an emergency) Landlord may (but shall not be obligated to) perform such duty or obligation on Tenant's behalf, including, without limitation, the obtaining of insurance policies or governmental licenses, permits or approvals. Tenant shall reimburse Landlord upon demand for the costs and expenses of any such performance (including penalties, interest and attorneys' fees incurred in connection therewith). Such costs and expenses incurred by Landlord shall be deemed Additional Rent hereunder.

           (h) Remedies Cumulative. All rights, privileges and elections or remedies of Landlord are cumulative and not alternative with all other rights and remedies at law or in equity to the fullest extent permitted by law.

           (i) Waiver. Tenant waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law in the event Tenant is evicted and Landlord takes possession of the Leased Premises by reason of a default.

                                  Article 8.
                               Options to Renew

     8.01. Option to Renew.

           (a) Landlord hereby grants to Tenant two (2) options (respectively, the "First Option" and "Second Option", individually an "Option")) to extend the Term of this Lease, each for an additional period of five (5) years (the "Option Term"), all on the following terms and conditions:

                (1) The Option must be exercised, if at all, by written notice irrevocably exercising the Option ("Option Notice") delivered by Tenant to Landlord not later than twelve (12) months prior to the Term Expiration Date with respect to the First Option and not later than twelve (12) months prior to the expiration date of the First Option Term ("First Option Expiration Date") with respect to the Second Option. Further, the First Option or the Second Option, as the case may be, shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the expiration date of the Term or at the First Option Expiration Date, as the case may be, (i) Tenant is in default under this Lease, (ii) Tenant has assigned this Lease or its interest therein (other than to an affiliate or subsidiary of Tenant or as otherwise provided in this Lease), or (iii) Tenant, or Tenant's affiliate or subsidiary, is in possession of less than forty percent (40%) of the square footage of the Premises. Provided Tenant has properly and timely exercised the First Option (or the Second Option), the term of this Lease shall be extended for the period of the First Option Term (or the Second Option Term), and all terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect, except that the Leased Premises may be modified as provided below and Base Rent shall be modified as set forth in Section
                                                               -------
8.01(a)(2) below. Tenant may exercise the Option for all, or a portion of the
----------
Leased Premises; however, if Tenant elects to exercise the Option for less than the entirety of the Leased Premises, Tenant must either (i) exercise the Option to lease the entire two-story Gibraltar Center II building or (ii) exercise the Option to lease the entire one-story Gibraltar Center I building.

               (2) The Base Rent payable for the First Option Term and the Second Option Term shall be the then-current rental rate per rentable square foot (as further defined below, "FMRR") being agreed to in new leases and renewal leases by the Landlord and other landlords of buildings in the Pleasanton, California area which are comparable in quality, location and prestige to the Building ("Comparable Buildings") and tenants leasing space in the Building or Comparable Buildings. Annual increases in Base Rent for the First Option Term and the Second Option Term shall be the percentage that is being agreed to at the time by Landlord and other landlords of Comparable Buildings and tenants leasing space in the Building or Comparable Buildings. As used herein, "FMRR" shall mean the rental rate per rentable square foot for which Landlord and other landlords are entering into new leases and renewal leases within the time period of fifteen (15) to twelve (12) months prior to the Term Expiration Date or the First Option Expiration Date, as the case may be ("Market Determination Period"), with new tenants leasing from Landlord and/or other landlords office space in the Building and/or Comparable Buildings taking into account free rent; brokerage fees; tenant improvements; the location, quality and age of the building; the use, location, size and/or floor levels of the space in question; term or length of the lease; relocation/moving allowances; space planning allowances; refurbishment and painting allowances; extent of building operating expense services provided or to be provided; and other concessions being made to tenants ("Comparative Transactions"). To the extent such other Comparable Buildings have historically received lower or higher rents from the rents in the Building, then for the purpose of arriving at the FMRR, such rates when used to establish the FMRR in the Building shall be increased or decreased as appropriate to reflect such historical differences. Landlord shall provide its determination of the FMRR to Tenant within twenty
(20) days after Landlord receives the Option Notice. Tenant shall have fifteen
(15) days ("Tenant's Review Period") after receipt of Landlord's notice of the FMRR within which to accept such FMRR or to reasonably object thereto in writing. In the event Tenant objects to the FMRR submitted by Landlord, Landlord and Tenant shall attempt to agree upon such FMRR. If Landlord and Tenant fail to reach agreement on such FMRR within fifteen (15) days following Tenant's Review Period (the "Outside Agreement Date"), then each party shall place in a separate sealed envelope its final proposal as to FMRR and such determination shall be submitted to arbitration in accordance with subparagraph 8.01(b) below.

          (b) Landlord and Tenant shall meet with each other with in five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the FMRR within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint one arbitrator who shall be by profession be a real estate appraiser or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the

Building. Neither Landlord nor Tenant shall consult with such broker or appraiser as to his or her opinion as to FMRR prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted FMRR for the Premises is the closer to the actual rental rate per rentable square foot for new leases within the Market Determination Period for Comparative Transactions. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator ("Data") and the other party may submit a reply in writing within five (5) business days after receipt of such Data.

                (1) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted FMRR, and shall notify Landlord and Tenant of such determination.

                (2) The decision of the arbitrator shall be binding upon Landlord and Tenant.

                (3) If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the American Arbitration Association.

                (4) The cost of arbitration shall be paid by Landlord and Tenant equally.

                (5) The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties.

                                  Article 9.
                             Miscellaneous Matters

     9.01. Parking.

           (a) Provided Tenant is not in default of any term or provision of this Lease, Landlord agrees to provide Tenant for use by the employees, agents, customers and invitees of Tenant the number of parking spaces designated on the Basic Lease Information sheet on an unreserved and unassigned basis on those portions of the Project designated by Landlord for parking. Tenant shall not use more parking spaces than said number of parking spaces. The parking spaces will not be separately identified and Landlord shall have no obligation to monitor the use of the parking area. If a parking density problem occurs during the Term, Landlord may address the problem, in its discretion, which solution may include initiating a parking permit system or a reserved parking system and any costs associated therewith (including, without limitation, costs of patrolling the parking lot for compliance with the parking system) shall constitute a Basic Operating Cost. All parking shall be subject to any and all rules and regulations adopted by Landlord in its discretion from time to time. Only automobiles no larger than full size passenger automobiles or pick-up trucks or standard business use vehicles (which do not require parking spaces larger than full size passenger automobiles) may be parked in the Project parking area. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, agents, customers or invitees to be loaded, unloaded or parked in areas other than those reasonably designated by Landlord for such activities. A failure by Tenant or any of its employees, agents, customers or invitees to comply with the foregoing provisions shall afford Landlord the right, but not the obligation, without notice, in addition to any other rights and remedies available under this Lease, to remove and to tow away the vehicles involved and to charge the cost to Tenant, which cost shall be immediately due and payable within ten (10) days of demand by Landlord.

If Tenant relinquishes in writing (or by nonpayment, if a parking fee is charged) any of such parking rights during the Term, Tenant shall no longer have a right to the parking relinquished and may obtain future parking solely on a space-available basis.

           (b) Landlord reserves the right to charge a per-car parking fee during the Term if such parking fees are mandated or otherwise imposed by applicable law.

     9.02. Brokers. Landlord has been represented in this transaction by Landlord's Broker. Tenant has been represented in this transaction by Tenant's Broker. Upon full execution of this Lease by both parties, Landlord shall pay to Landlord's Broker and Tenant's Broker a fee for brokerage services rendered by it in this transaction provided for in separate written agreements between Landlord and Landlord's Broker and Landlord and Tenant's Broker.

     Tenant represents and warrants to Landlord that the brokers named in the Basic Lease Information sheet are the only agents, brokers, finders or other similar parties with whom Tenant has had any dealings in connection with the negotiation of this Lease and the consummation of the transaction contemplated hereby. Tenant hereby agrees to indemnify, defend and hold Landlord free and harmless from and against liability for compensation or charges which may be claimed by any agent, broker, finder or other similar party by reason of any dealings with or actions of Tenant in connection with the negotiation of this Lease and the consummation of this transaction, including any costs, expenses and attorneys' fees incurred with respect thereto.

     9.03. No Waiver. No waiver by either party of the default or breach of any term, covenant or condition of this Lease by the other shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default or breach by the other of the same or of any other term, covenant or condition hereof. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Landlord's knowledge of a default or breach at the time of accepting Rent, the acceptance of Rent by Landlord shall not be a waiver of any preceding default or breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted. Any payment given Landlord by Tenant may be accepted by Landlord on account of monies or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

     9.04. Recording. Either Landlord or Tenant shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes in a form reasonably acceptable to both Tenant and Landlord.

     9.05. Holding Over. If Tenant holds over after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay for each month of hold-over tenancy one hundred fifty percent (150%) of the Net Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term for each month or any part thereof of any such hold-over period, together with such other amounts as may become due hereunder. No holding over by Tenant after the Term shall operate to extend the Term. In the event of any unauthorized holding over, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, liabilities, losses, costs, expenses (including attorneys'fees), injury and damages incurred by Landlord as a result of Tenant's delay in vacating the Leased Premises. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month-to-month, terminable upon thirty (30) days' notice from either party, at a monthly rental rate of twice the Net Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term, together with such other amounts as may become due hereunder.

     9.06. Transfers by Landlord. The term "Landlord" as used in this Lease shall mean the owner(s) at the time in question of the fee title to the Leased Premises or, if this is a sublease, of the Tenant's interest in the master lease. If Landlord transfers, in whole, its rights and obligations under this Lease or in the Project, upon its transferee's assumption of all of Landlord's obligations and indemnities hereunder and delivery to such transferee of any unused Security Deposit then held by Landlord, no further liability or obligations shall thereafter accrue against the transferring or assigning person as Landlord hereunder. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as defined in this Section 9.06.
                                     ------------

     9.07. Attorneys' Fees. In the event either party places the enforcement of this Lease, or any part of it, or the collection of any Rent due, or to become due, hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney, or files suit upon the same, the prevailing party shall recover its reasonable attorneys' fees, costs and expenses, including those which may be incurred on appeal. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not suit is filed or any suit that may be filed is pursued to decision or judgment. The term "prevailing party" shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

     9.08. Termination; Merger. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Leased Premises, shall constitute an acceptance of the surrender of the Leased Premises by Tenant before the scheduled Term Expiration Date. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Leased Premises and accomplish a termination of this Lease. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for default by Tenant, shall automatically terminate any sublease or lesser estate in the Leased Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies, but without any continuing obligation by Tenant to such sublessee or lessor estate. Landlord's failure within thirty (30) days following any such event to make any written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

     9.09. Amendments; Interpretation. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the parties in interest at the time of the modification. The captions of this Lease are for convenience only and shall not be used to define or limit any of its provisions.

     9.10. Severability. If any term in or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

     9.11. Notices. All notices, demands, consents and approvals which are required or permitted by this Lease to be given by either party to the other shall be in writing and shall be deemed to have been fully given by personal delivery or by recognized overnight courier service or when deposited in the United States mail, certified or registered, with postage prepaid, and addressed to the party to be notified at the address for such party specified on the Basic Lease Information sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days' notice to the notifying party given in accordance with this Section 9.11,
                                                                  ------------
except that upon Tenant's taking possession of the Leased Premises, the Leased Premises shall constitute Tenant's address for notice purposes. A copy of all notices given to Landlord under this Lease shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

     Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by recognized overnight courier shall be deemed given twenty-four (24) hours after delivery of the same to the courier. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. Tenant hereby appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Leased Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Leased Premises.

     9.12. Force Majeure. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section
                                                                       -------
9.12 shall excuse or delay Tenants obligation to pay Rent or other charges due
----
under this Lease.

     9.13. Guarantor. [Intentionally deleted.]

     9.14. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns (subject to the provisions hereof, including, without limitation, Section 5.15), and shall be binding upon
                                       ------------
and inure to the benefit of Tenant, its successors, and to the extent assignment or subletting, may be approved by Landlord hereunder, Tenant's assigns or subtenants.

     9.15. Further Assurances. Landlord and Tenant each agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

     9.16. Incorporation of Prior Agreements. This Lease, including the exhibits and addenda attached to it, contains all agreements of Landlord and Tenant with respect to any matter referred to herein. No prior agreement or understanding pertaining to such matters shall be effective.

     9.17. Applicable Law. This Lease shall be governed by, construed and enforced in accordance with the laws of the State of California.

     9.18. Time of the Essence. Time is of the essence of each and every covenant of this Lease. Each and every covenant, agreement or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease or on any other covenant or agreement set forth herein.

     9.19. No Joint Venture. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

     9.20. Authority. If Tenant is a corporation, trust or general or limited partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on Tenant's behalf and that this Lease is binding upon Tenant in accordance with its terms. If Tenant is a corporation, trust or partnership, Tenant shall, within ten (10) business days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

     9.21. Declaration of Covenants, Conditions and Restrictions. Tenant acknowledges that it has received and read the CC&Rs for the Project and agrees to comply with and be bound by all terms, conditions and provisions thereof. Tenant further acknowledges and agrees that a default by Tenant under the CC&Rs shall constitute a default hereunder. All obligations of Landlord hereunder shall be limited to the extent performance of same is prohibited, restricted or limited under the CC&Rs.

     9.22. Offer. Preparation of this Lease by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding and shall not be effective until fully executed by both Landlord and Tenant.

     9.23. Waiver and Consent. Landlord shall reasonably waive any rights to furniture, trade fixtures or equipment installed by Tenant in the Leased Premises which is collateral under a loan agreement for such furniture, trade fixtures or equipment.

     9.24. Collocation Agreements. Landlord acknowledges and agrees that Tenant may enter into agreements with end users of voice, video, data, computer, telco, and telephone systems and equipment ("Collocation Agreements") provided for physical location of such equipment within the Premises, provided that such Collocation Agreements shall be subject and subordinate to the Lease and to any mortgages, deeds of trust, or land sale contracts (hereinafter collectively referred to as "encumbrances") now or in the future, against the Building. All Collocation Agreements shall contain provisions: (i) unconditionally acknowledging and agreeing to such subordination; (ii) requiring the parties thereto to execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence the subordination; (iii) disclaiming any right or interest in the Premises or the Lease; (iv) affirming that the rights to locate such equipment and other items in the Premises shall terminate as and when the Lease expires or is sooner terminated; (v) requiring, notwithstanding any provision of the Collation Agreement, that the parties thereto comply with the Lease, including without limitation, the rules and regulations, from time to time in effect under the Lease; and (vi) having the Tenant and other parties to such Collocation Agreement agreeing to indemnify, defend and hold Landlord harmless from and against any claims, loss or damages arising out of or relating to the Collocation Agreements. Tenant may enter into Collocation Agreements with third parties, for the use of the Leased Premises in the manner set forth above, at the sole discretion of Tenant; and, any provision of the subletting and assignment provisions of the lease to the contrary notwithstanding, such Collation Agreements shall not be construed as an assignment or sublet.

     9.25. Year 2000 Warranty. With respect to all Building systems, Landlord represents and warrants to the best of Landlord's knowledge that:

            (a) the functionality of such systems, including, but not limited to, any operating software, will not be affected by the change from the year 1999 to the year 2000 or by the existence of a leap year;

            (b) any software operating any such systems will correctly input, store, process, sort and output all date information for dates before, on any after January 1, 2000; and,

            (c) all dates that are input, stored, processed, sorted or output by any software operating any such system will be in formats that preserve century, decade and year information.

     If any essential services (such as HVAC, passenger elevators, electricity, water) supplied by Landlord are interrupted, and the interruption is due to an operating software failure caused by the change from the year 1999 to the year 2000 regardless of Landlord knowledge, Tenant shall be entitled to an abatement of Rent and Additional Rent for the period of such interruption. The abatement shall begin on the day of the interruption or when Tenant stops using the Premises because of the interruption, whichever is later. The abatement shall end when the services are fully restored. Tenant shall have the option to cancel the Lease if the interruption unreasonably and materially interferes with Tenant's use of or access to the Premises such that the Premises are rendered untenantable or at lease thirty (30) consecutive days and Landlord is not exercising its best efforts to restore the services. To exercise this option, Tenant must give Landlord notice of the cancellation within ten (10) days from the end of the thirty (30) day period.

     9.26. Consents by Landlord or Tenant. Whenever any provision in the Lease requires either party's consent, Landlord and Tenant agree that such consent shall not be unreasonably conditioned, withheld or delayed in light of the party's unique business needs.

     9.27. Exhibits; Addenda. The following Exhibits and addenda are attached to, incorporated in and made a part of this Lease: Exhibit A Floor Plan of the
                                                   ---------
Leased Premises; Exhibit B Initial Improvement of the Leased Premises; Exhibit C
                 ---------                                             ---------
Confirmation of Term of Lease; Exhibit D Building Rules and Regulations; Exhibit
                               ---------                                 -------
E Form of Fleet National Bank's Lease Subordination, Non-Disturbance and
-
Attornment Agreement; and Exhibit F Arbitration Procedure.
                          ---------

    [Remainder of page Intentionally left blank; signature page to follow.]

     9.28. Tenant and Landlord agree that in the event that Tenant only occupies one of the two buildings, than tenant and Landlord shall revise this Lease to reflect the proper allocation of costs and uses of a multitenant facility.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

                              "LANDLORD":

                              CEP GIBRALTAR LLC, a Delaware limited liability company

                              By: CEP INVESTORS XI LLC,
                                  a Delaware limited liability company,
                                  its sole Member

                                  By: EPI INVESTORS XI LLC,
                                      a California limited liability company,
                                      its Manager

                                      By:  Ellis Partners, Inc.,
                                           a California corporation,
                                           its Manager

                                           By:    /s/ James F. Ellis
                                                 -------------------------------
                                           Name:  JAMES F. ELLIS
                                                 -------------------------------
                                           Title:  Vice President
                                                 -------------------------------


                              "TENANT":

                              DIGITAL BROADCAST NETWORK CORPORATION,
                              a Missouri corporation

                              By: /s/ Bernard Schneider
                                 ------------------------------------------
                              Typed Name: Bernard Schneider
                                         ----------------------------------
                              Title: President & Chief Executive Officer
                                    ---------------------------------------


                              By: /s/ Mark Ivis
                                 ------------------------------------------
                              Typed Name: Mark Ivis
                                         ----------------------------------
                              Title: Vice President
                                    ---------------------------------------

                                   EXHIBIT A

                                  FLOOR PLAN
                                    OF THE
                                LEASED PREMISES

                               [GRAPHIC OMITTED]


                                  EXHIBIT "A"

                                   EXHIBIT B
                  INITIAL IMPROVEMENT OF THE LEASED PREMISES

     1.   Tenant Improvements and Landlord Improvements.  (The term "Landlord
          ---------------------------------------------
Shell Improvements" and the term "Landlord Improvements" shall have the same meaning.) Tenant shall select a qualified specialty general contractor (the "Contractor") and qualified subcontractors to construct and install the Tenant Improvements (as defined below). The Contractor selected shall be subject to the prior approval of Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. The Contractor shall construct and install the tenant improvements (the "Tenant Improvements") in the Leased Premises, substantially in accordance with plans, working drawings and specifications ("Tenant's Plans") prepared by Tenant's architects and approved by Landlord and Tenant, which approval shall not be unreasonably withheld, conditioned or delayed by either party. Landlord in its sole and absolute discretion, shall perform, or may enter into a contract with one or more contractor(s) or subcontractor(s) to perform, all or a portion of Landlord Shell Improvements in accordance with Schedule B(1); however, any resulting coordination of site construction shall be at the reasonable discretion of Tenant's Contractor. In the event that such coordination results in additional costs to either Landlord or Tenant, each shall absorb its own additional costs. The costs of preparing Tenant's Plans and performing the Tenant Improvements and Landlord Improvements shall be allocated between, and paid by, Landlord and Tenant as set forth in this Exhibit B and Schedule B(1) and Schedule B(2) attached hereto.
     ---------

     2.   Landlord's Provision of Existing As-Built Drawings. To the extent in
          --------------------------------------------------
Landlord's possession, Landlord had provided Tenant with a set of base building drawings and documentation including architectural, mechanical, plumbing, engineering, electrical and life-safety drawings, together with similar drawings for the Premises, and with said drawings in "soft" (CAD) form. No representations are made by Landlord that such plans represent the current "as-built" condition of the Premises ("Existing As-Built Drawings").

     3.   Tenant's Plans.  Tenant and Landlord shall mutually approve Tenant's
          --------------
Plans in writing; each party's approval shall not be unreasonably withheld, conditioned or delayed. The architectural and engineering drawings portion of Tenant's Plans shall be completed and submitted to Landlord for approval. If Landlord shall not respond to Tenant's requested approval within such five (5) business day period, then Landlord shall be deemed to have approved such plans and specifications. If Landlord reasonably disapproves of Tenant's Plans, and Tenant and Landlord are unable to agree upon such Plans or revised Plans within five (5) additional days, then Tenant shall have the right to terminate this Lease five (5) business days thereafter and Tenant's security deposit shall be immediately returned. Tenant's architects, engineers and/or the Contractor shall submit the architectural and engineering drawings portion of Tenant's Plans to the City of Pleasanton. Once the City of Pleasanton delivers its comments to the architectural and engineering drawings portion of Tenant's Plans, Tenant's architects shall promptly prepare a response to the comments and submit the response to the City of Pleasanton Such architectural and engineering drawings, as approved by Tenant, Landlord and all government agencies with jurisdictional authority thereover, shall be referred to herein as the "Approved Working Drawings". The Approved Working Drawings shall be incorporated in Tenant's Plans. Tenant's Plans shall comply with all applicable codes, laws, ordinances, rules and regulations, including without limitation all Laws, as such term is defined in Article 6 of the Lease (collectively, "Applicable Laws"), shall not adversely affect a Building shell or core or any systems, components or elements of a Building, except as specifically provided herein or therein, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over such Building, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion. Tenant's Plans shall be complete plans, working drawings and specifications for the layout, improvement and finish of the Leased Premises consistent with the design and construction of the

Building, including mechanical and electrical drawings and decorating plans, showing as many of the following as possible:

          (1)   Location and type of all partitions;

          (2) Location and type of all doors, with hardware and keying schedule;

          (3)   Ceiling plans, including light fixtures;

          (4) Location of telephone equipment room, with all special electrical and cooling requirements;

          (5) Location and type of all electrical outlets, switches, telephone outlets, and lights;

          (6) Location of all sprinklers (on a design build basis or in consultation with a sprinkler engineer);

          (7) Location and type of all equipment requiring special electrical requirements;

          (8) Location, weight per square foot and description of any heavy equipment or filing system exceeding fifty (50) pounds per square foot live and dead load;

          (9)   Requirements for air conditioning or special ventilation;

          (10)  Type and color of floor covering;

          (11)  Location, type and color of wall covering;

          (12)  Location, type and color of paint or finishes;

          (13)  Location and type of plumbing,

          (14)  Location and type of kitchen equipment;

          (15)  Indicate critical dimensions necessary for construction;

          (16) Details showing all millwork with verified dimensions and dimensions of all equipment to be built in, corridor entrances, bracing or support of special walls or glass partitions, and any other items or information requested by Landlord; and

          (17) Location of all cabling relating to Tenant's base Tenant Improvements.

     4.   Landlord Disclaimer of Tenant Plans.  Landlord's review and approval
          -----------------------------------
of Tenant's Plans shall not constitute, and Landlord shall not be deemed to have made, any representation or warranty as to the compliance of the Tenant Improvements with any laws or as to the suitability of the Leased Premises or the Tenant Improvements for Tenant's needs.

     5.   Construction.
          ------------

          (1) The Tenant Improvements in the Leased Premises shall be completed substantially in accordance with Tenant's Plans by Contractor in a good and workmanlike manner, using all new materials except where otherwise approved by Landlord and Tenant, in compliance with all Applicable Laws. Landlord shall have no liability to Tenant if the Leased Premises is not suitable for Tenant's occupancy or if Landlord or Tenant has not obtained all or any necessary permits required for Tenant to occupy the Leased Premises by the Term Commencement Date unless such delay is caused by Landlord's unreasonable delay in review and approval of Tenant's plans or Landlord's breach of its obligations under this Lease.

          (2) Notwithstanding Tenant's obligations pursuant to Section 4(a) above, Landlord shall be responsible for the following (collectively "Landlord's Improvements"):

               (1) Landlord shall provide or construct the Landlord Shell Improvements, as defined in Schedule B(1) attached hereto, in the Leased
                            -------------
Premises at its sole cost and expense, including Landlord's direct hard and soft costs for architectural, design, engineering services, and reimbursable expenses in connection therewith, and permit and application fees, in connection with the construction of the Shell Improvements and Landlord's obligations with respect to the Facility Requirements ("Landlord's Costs");

               (2) Landlord shall cooperate in the provision of, provide or construct the Facility Requirements as defined in Schedule B(2) Facility
                                                  -------------
Requirements, at Landlord's sole cost and expense, except as specifically provided otherwise in such Schedule B(2). Landlord's direct hard and soft costs
                           -------------
for architectural, design, engineering services and reimbursable expenses, as well as permit and application fees, incurred in performing its obligations with respect to the Facility Requirements, shall be included in Landlord's Costs; and

               (3) Landlord shall provide temporary power and lighting (277/480 volt and 120/208 volt) and water to the Leased Premises twenty four (24) hours per day, seven (7) days per week, during the construction period at no cost to Tenant.

          (3) Within ten (10) days after Substantial Completion, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Alameda in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, Tenant shall cause the architect, engineers and Contractor (i) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (ii) to certify to the best of their knowledge that the "record-set" of mylar as-built drawings are true and correct as of the date completed, which certification shall survive the expiration or termination of this Lease, and (iii) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Leased Premises. Within ninety
(90) days after Substantial Completion, Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Leased Premises that are Landlord Improvements completed by Tenant.

     6.   Landlord's Contribution.
          -----------------------

          (1) Subject to the condition precedent that Landlord has approved the Tenant Plans, which approval shall not be unreasonably withheld; conditioned or delayed, Landlord shall provide Tenant an allowance not to exceed a maximum amount of THIRTY DOLLARS ($30.00) per square foot of Rentable Area, calculated as THREE MILLION FIFTY THOUSAND TWO HUNDRED FIFTY DOLLARS ($3,050,250.00) based upon a Rentable Area of 101,675 square feet ("Landlord's Contribution"), to apply to Tenant Improvement Costs. Tenant Improvement Costs shall include the following:

               (1) the cost of Tenant Plans, including without limitation reimbursable expenses by Tenant's architects;

               (2) Landlord's direct hard and soft costs to review Tenant Plans and supervise construction of Tenant Improvements, including without limitation Landlord's internal costs, architects', engineers' and other consultants' services, fees and reimbursable expenses in connection therewith ("Landlord's Review and Supervision Costs") subject to the limitations described below;

               (3) the cost to construct Facility Requirements which are not allocated specifically to Landlord pursuant to Schedule B(1); and
                                               -------------

               (4) the direct costs of constructing Tenant Improvements other than the Landlord's Improvements.

Notwithstanding the foregoing, Landlord may only offset up to an aggregate amount of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) ("Review Expense Cap") of Landlord's Contribution to reimburse Landlord for Landlord's review and Supervision Costs as and when the same are incurred. Landlord's Review and Supervision Costs in excess of the Review Expense Cap shall be borne and paid by Landlord.

          (2) Landlord shall pay Landlord's Contribution directly to Tenant within ten days after the occurrence of the following: (i) Substantial Completion; and (ii) receipt by Landlord of paid invoices and unconditional lien releases for all work done by Tenant's architect(s), engineer(s) and Tenant's Agents with respect to the Tenant Improvements; (iii) Term Commencement. Tenant shall indemnify and protect Landlord against any liability for mechanics, materialmen's and other liens or claims with respect to the Tenant Improvements and shall obtain releases to liens as payments are made relating to such liens.

          (3) Tenant Improvement Costs and any other costs (other than Landlord's Costs) of preparing Tenant's Plans and constructing the Tenant Improvements in excess of Landlord's Contribution shall be paid by Tenant.

     7.   Changes. Except for minor, immaterial or nonstructural changes, if
          -------
Tenant requests any change in Tenant's Plans, Tenant shall request such change in a written notice to Landlord. All changes in Tenant's Plans (except for minor and immaterial changes) shall be subject to the prior written approval of Landlord which shall be given within three (3) business days (which shall not be unreasonably withheld) or shorter period of time if time is of the essence.

     8.   Other Work by Tenant. All work not within the scope of the normal
          --------------------
construction trades employed on the Building, such as the furnishing and installing of furniture, telephone equipment, office equipment and wiring, shall be furnished and installed by Tenant at Tenant's expense.

     9.   Requirements for Other Work Performed by Tenant. All other work
          -----------------------------------------------
performed at the Buildings or in the Project by Tenant or Tenant's contractor or subcontractors shall be subject to the following additional requirements:

          (1) Such work shall not proceed until Landlord has approved in writing which approval shall not be unreasonably withheld: (i) Tenant's contractor, (ii) the amount and coverage of public liability and property damage insurance, with Landlord named as an additional insured, carried by Tenant's contractor, (iii) reasonably complete and detailed plans and specifications for such work, and (iv) an anticipated schedule for the work.

          (2) All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with applicable laws.

          (3)  This section has been intentionally left blank.

          (4) All subcontractors, laborers, materialmen and suppliers retained directly by Tenant shall conduct their activities in and around the Leased Premises, the Buildings and the Project in a harmonious relationship with all other subcontractors, laborers, materialmen and suppliers at the Leased premises, the Buildings and the Project, and, if necessary, Tenant shall employ all reasonable efforts to achieve such harmonious relations.

          (5) Tenant shall be responsible for cleaning the Leased Premises, the Building and the Project and removing all debris in connection with the its work. All completed work shall be subject to inspection and acceptance by Landlord. Tenant shall reimburse Landlord for the cost all extra expense incurred by Landlord by reason of faulty work done by Tenant or Tenant's contractor or by reason of inadequate cleanup by Tenant or Tenant's contractor which Landlord incurs after notice to Tenant and Tenant fails to complete. Landlord will provide Tenant with copies of third party consultant invoices within five (5) business days of Tenant's request for such invoices.

     10.  Tenant Delay. If the completion of the Tenant Improvements, including
          ------------
without limitation Landlord's Improvements, is delayed (i) at the request of Tenant, (ii) by Tenant's failure to comply with the foregoing provisions (including failure to pay any sums payable by Tenant within the time periods specified herein), (iii) by changes in the Tenant's Plans ordered by Tenant or by extra work ordered by Tenant, (iv) because Tenant chooses to have additional work performed by Landlord, or (v) because of any other act or omission of Tenant (collectively, "Tenant Delay"), then Tenant shall be responsible for all costs and any expenses occasioned by such Tenant Delay including, without limitation, any costs and expenses attributable to increases in labor or materials; and, if such delay actually delays Substantial Completion beyond the Term Commencement Date, then Tenant shall pay Lessor the Base Rent for the entire period of such delay occuring after the Term Commencement Date.

     11.  Delivery of Leased Premises for Occupancy. Prior to occupancy,
          -----------------------------------------
Landlord shall, at Landlord's cost and without demand upon Landlord's Contribution, deliver the Building clean and free of debris, with all electrical, mechanical and plumbing systems in good working order.

     12.  Tenant's Warranties. Tenant represents, covenants and warrants, and
          -------------------
acknowledges that Landlord is relying upon such covenants, representations and warranties as a condition to Landlord's warranties under this Lease, as follows:

          (1)  Subject to Landlord's representation and warranty pursuant to
Section 16(1) of this Exhibit B, the Tenant Plans shall provide for, and upon
                      ---------
Substantial Completion of the Tenant Improvements and the Facility Requirements pursuant to the Tenant Plans, Building I and Building II shall have seismic ratings no less than their respective ratings as of the effective date of this Lease.

          (2) Tenant Plans shall comply with all Applicable Laws and shall provide for the design, engineering and construction of the Tenant Improvements, including without limitation those Facility Requirements which are the responsibility of Tenant to perform pursuant to Schedule B(2) hereof, in
                                                -------------
compliance with (i) Applicable Laws, (ii) applicable standards of the American Insurance Association (formerly the National Board of Fire Underwriters) and any other similar body, and the National Electrical Code, and (iii) all building material manufacturer's specifications.

          (3) Subject to Landlord's representations and warranties with respect to Landlord's Improvements specifically provided in the Lease and Section 16 of this Exhibit B, Tenant Improvements and all of the Facility Requirements which
     ---------
are the responsibility of Tenant to perform pursuant to Schedule B(2) hereof,
                                                        -------------
including those Shell Improvements and Facilities Requirements performed by Tenant hereunder at Landlord's cost, and all other work performed by Tenant hereunder, shall be completed in a good and workmanlike manner, using new materials, and in accordance with Applicable Laws, and, as of Substantial Completion, shall be in compliance with (i) all Applicable Laws, except that with respect to compliance with ADA Requirements, such representations and warranty shall be limited to compliance of interior access and interior space of the Leased Premises, (ii) applicable standards of the American Insurance Association (formerly the National Board of Fire Underwriters) and any other similar body, and the National Electrical Code, and (iii) all building material manufacturer's specifications.

     13.  Tenant Warranties With Respect to Tenant's Agents: Contractor
          -------------------------------------------------------------
Warranties. Tenant warrants that the Contractor (collectively, "Tenant's
----------
Agents") shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one
(1) year from the date of completion thereof or the period warranted by such Tenant's Agent, whichever is longer. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the contract with the Contractor or subcontract with any subcontractor, as appropriate, and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to

Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

     14.  Tenant's Insurance Requirements. From the time Tenant accesses either
          -------------------------------
of the Buildings and at all times through the date of Substantial Completion for both Buildings, Tenant shall 1 maintain the following insurance coverage:

          (1)  General Coverages. All of Tenant's Agents shall carry worker's
               -----------------
compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 7 of this Lease.

          (2)  Coverage Required by Lease. Tenant shall maintain the insurance
               --------------------------
policies and coverage required by Section 7.02 and Section 7.03 of the Lease.

          (3)  Special Coverages. Landlord.
               -----------------

          (4)  General Terms. Certificates for all insurance carried pursuant to
               -------------
this Section 15 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days' prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord. All policies carried under this Section 14 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 15 of this Exhibit B.
                                                                   ---------

     15.  Tenant's Indemnification of Landlord. Tenant's indemnity of Landlord
          ------------------------------------
as set forth in Section 7.04 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Section 7.04 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

                                  EXHIBIT  B
                  INITIAL IMPROVEMENTS OF THE LEASED PREMISES

                                 Schedule B(1)
                                 -------------
                              Shell Improvements
                              ------------------

     Without demand upon the Improvement Allowance, at Landlord's sole expense, prior to the Commencement Date, except as otherwise noted below, Landlord shall cause the following "Shell Improvements":

     (1)  Painting of Building Exteriors. Landlord shall cause, or increase
          ------------------------------
          Landlord's Contribution by the amount of an allowance for, the re-painting of portions of the exterior of the Buildings in a color scheme determined by Tenant and reasonably acceptable to Landlord and subject to the approval of the Hacienda Owners' Association and the City of Pleasanton;

     (2)  Gibraltar Center II Building Interior Alterations. With respect to the
          -------------------------------------------------
          two-story Gibraltar Center II Building, promptly following the execution hereof, Landlord shall cause the removal of the existing interior improvements including partition walls (but, excluding the core area restrooms, elevator equipment room, base building mechanical rooms, phone room, janitor closet and electrical rooms), any remaining ceiling assembly, raised floor computer room including removal of raised floor assembly, ceiling, mechanical systems, halon, etc., (but excluding any restoration of the depressed slab), data/telecom wiring, and such other items as Landlord and Tenant may mutual agree.

     (3)  Roof. Landlord shall cause, or increase Landlord's Contribution by the
          ----
          amount of an allowance for, the replacement of the existing roof with a bonded ten-year roof assembly (unless the existing roof has a remaining useful life in excess of three (3) years);

     (4)  HVAC. Landlord shall cause, or increase Landlord's Contribution by the
          ----
          amount of an allowance for, the replacement of the existing HVAC, mechanical equipment, that does not have an estimated remaining useful life, based on normal office use, in excess of three (3) years;

     (5)  Floors. Landlord shall, except for the depressed slab area of the two-
          ------
          story Gibraltar Center I Building, complete any material floor leveling required to the Building's floors that can not be reasonably worked around by Tenant;

     (6)  Hardscape. Landlord shall cause the replacement of any damaged
          ---------
          hardscape that has cracked, lifted or presents a tripping hazard;

     (7)  Parking Surfaces. Landlord shall cause any damaged sections of the
          ----------------
          parking area to be removed and replaced and to cause the entire asphalt surface to be slurry-sealed and to be striped in accordance with first-class commercial standards;

     (8)  Lighting and Landscaping. Landlord shall ensure that all exterior
          ------------------------
          lighting and landscaping systems are in good operable condition and that the grounds are in first-class condition; and

     (9)  Permits and Fees. Landlord shall pay all permits and fees associated
          ----------------
          with Landlord's Shell Improvements.

     (10) Landlord shall cause the base Building and all base building systems to be in compliance with all Applicable Laws as of the Term Commencement Date; however, any code compliance required by reason of Tenant's specific use of the Premises, in excess of general office use, shall be the responsibility of Tenant. With respect to compliance costs applicable to the Americans With Disabilities Act, Landlord shall cause, at Landlord's sole cost and expense, the path of travel outside the Buildings to be ADA compliant as of the Term Commencement Date.

                                   EXHIBIT B
                  Initial Improvements of the Leased Premises

                                 Schedule B(2)
                                 -------------
                             Facility Requirements
                             ---------------------

     Landlord and Tenant shall allocate responsibility for construction of the following improvements as provided below ("Facility Requirements"):

     (1)  Electrical Service. Landlord shall, at Landlord's expense, except for
          ------------------
          utility fees associated with the inadequate utility demand requirements of Tenant, increase the existing 2,000 amp 480/277 volts service of one of the Buildings, the actual building to be determined by Tenant prior to the Commencement Date, to 4,000 amps, 480/277 volts, 3-phase, 4-wire. Additionally, Landlord shall provide Tenant the right to upgrade, at Tenant's expense, the existing service to either or both of the Buildings as Tenant may reasonably require.

     (2)  HVAC. Tenant anticipates a dedicated HVAC requirement of .5 tons per
          ----
          100 square feet of demised area, sized between 75 and 100 tons, for primary and redundant cooling needs. Aside from Landlord's cooperation, all costs to install the foregoing shall be at Tenant's expense.

     (3)  Emergency Generators. Landlord shall cooperate with Tenant in the
          --------------------
          installation of the three (3) emergency generators, sized between 800 and 1250 KVA, with accompanying fuel capacities totaling approximately 15,000 gallons, approved under the terms of the Lease. Aside from Landlord's cooperation, all costs to install the foregoing shall be at Tenant's expense.

     (4)  Core Drilling. Subject to Landlord's reasonably approval, Landlord
          -------------
          shall grant Tenant, at its sole cost and expense, the right to core drill or otherwise penetrate the concrete slab floor of the Premises and/or Building in order to: (1) to install conduits and fiber/wire/cable therein; (2) to make necessary electrical connections; (3) to make necessary HVAC connections; and, (4) to bolt and/or anchor its computer hardware and telecommunications racks and equipment.

     (5)  Dry Coolers/Condensing Units. Subject to Landlord's reasonable
          ------------------------------
          approval, and that of the Hacienda Owners Association and the City Of Pleasanton, Landlord shall grant Tenant, at its sole cost and expense, the right to install dry coolers/condensing units necessary to Tenant's HVAC system in a location within reasonably close proximity to the Premises, and either at ground level or on the roof of the Building, as such location and placement may be mutually acceptable to Landlord and Tenant.

     (6)  Fiber Optic Connectivity. Landlord shall agree to cooperate, at its
          ------------------------
          expense, with Tenant in granting redundant fiber optic access to the Building, by a vendor selected by Tenant, for the purpose of providing Tenant with such connectivity; however, the cost of providing such fiber optic access to the Building shall be borne solely by Tenant. Tenant shall require at least four (4) points of diverse entry at opposing ends of the Building with not less that fifty (50) foot separation. To the extent available for use and if desirable by Tenant, Landlord shall grant Tenant the right to use, at its sole cost and expense, existing fiber ducts installed by Landlord.

                                   EXHIBIT C

                         CONFIRMATION OF TERM OF LEASE

     This Confirmation of Term of Lease is made by and between __________, a _________, as Landlord, and ________________, a ____________, as Tenant, who
agree as follows:

     1. Landlord and Tenant entered into a Lease dated _______________, 19___ (the "Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord the Leased Premises described in the Basic Lease Information sheet of the Lease (the "Leased Premises").

     2.   Pursuant to Section 3.01 of the Lease, Landlord and Tenant agree to
                      ------------
confirm the commencement date and expiration date of the Term of the Lease as follows:

          a.   ____________________________, 19____, is the Term Commencement
               Date;

          b.   ____________________________, 19____, is the Term Expiration
               Date;

          c.   ____________________________, 19____, is the commencement date of
               Rent under the Lease.

     3.   Tenant hereby confirms that the Lease is in full force and effect and:

          a. It has accepted possession of the Leased Premises as provided in the Lease;

          b. The improvements and space required to be furnished by Landlord under the Lease have been furnished,

          c.   Landlord has fulfilled all its duties of an inducement nature;

          d. The Lease has not been modified, altered or amended, except as follows:

               _________________________________________________________________
               ________________; and


          e. There are no setoffs or credits against Rent and no security deposit has been paid except as expressly provided by the Lease.

    [Remainder of page Intentionally left blank; signature page to follow.]

     4. The provisions of this Confirmation of Term of Lease shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors, subject to the restrictions on assignment and subleasing contained in the Lease.

     DATED: ___________________________, 19____.

"LANDLORD":                                         "TENANT".

__________                                          __________
a ________                                          a ________

By:___________________________                      By:_______________________
Typed Name:___________________                      Name:_____________________
Title:________________________                      Title:____________________

                                  EXHIBIT D

                        BUILDING RULES AND REGULATIONS

     1. The sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by Tenant or used by it for any purpose other than ingress to and egress from the Leased Premises, and for going from one part of the Building to another part. Corridor doors, when not in use, shall be kept closed. Before leaving the Building, Tenant shall ensure that all doors to the Leased Premises are securely locked and all water faucets are shut off.

     2. Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be deposited therein. Damage to any such fixtures resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

     3. Tenant shall not mar or deface the Leased Premises in any way. Tenant shall not place anything on or near the glass of any window, door or wall which may appear unsightly from outside the Leased Premises.

     4. Tenant shall assume all risks of damage and pay the cost of repairing or providing compensation for damage to the Building, to articles moved and injury to persons or property resulting from such moves. Landlord shall not be liable for any acts or damages resulting from any such activity.

     5. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds, fish or animals of any kind shall be brought into or kept in, an or about the Leased Premises, with the exception of guide dogs where necessary.

     6. No cooking shall be done in the Leased Premises except in connection with a convenience lunch room for the sole use of employees and guests (on a non-commercial basis) in a manner which complies with all of the provisions of the Lease and which does not produce fumes or odors.

     7. Tenant shall not install or operate on the Leased Premises any electric heater, stove or similar equipment without Landlord's prior written consent. Tenant shall not use or keep on the Leased Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment utilized at the Leased Premises. No explosives shall be brought onto the Project at any time.

     8. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

     9. Landlord retains the right at any time, without liability to Tenant, to change the name of the Building, except as otherwise expressly provided in the Lease with respect to signage.

     10.  No smoking shall be permitted in the Building.

     11. Landlord reserves the right to rescind any of these rules and regulations and to make future rules and regulations required for the safety, protection and maintenance of the Project, the operation and preservation of the good order thereof, and the protection and comfort of the tenants and their employees and visitors; provided however, in no event shall any such modifications to these rules and regulations either

                                   EXHIBIT F
                                   ---------

                             ARBITRATION PROCEDURE
                             ---------------------

     If a Dispute (as hereinafter defined) arises, then either party may commence arbitration with respect to the Dispute by notice to the other party ("Arbitration Notice"). As used in this Exhibit F, the term "Dispute" shall be limited to a dispute arising (i) under Section 5.04 of the Lease with respect to Landlord's obligation to reimburse Tenant, (ii) under Section 4.06 of the Lease, and/or (iii) with respect to whether a consent which, under the Lease, may be denied only on a "reasonable basis" has in fact been denied on such a basis; provided, however, that the term "Dispute" shall not, under any circumstances, include disputes with respect to the payment of Rent (other than to the extent that a dispute covered by the preceding clauses (i) and/or (ii) might affect Tenant's obligation to pay Additional Rent). Within thirty (30) days of the Arbitration Notice, Landlord and Tenant shall jointly select an arbitrator, or if they are unable to reach agreement on the arbitrator, in accordance with the then current arbitration rules and procedures (the "Rules") of JAMS-Endispute ("JAMS") from a list of qualified people maintained by JAMS. Neither Landlord nor Tenant shall consult with such arbitrator as to his or her opinion as to the Dispute prior to the appointment. The determination of the arbitrator shall be limited solely to the Dispute. The arbitration shall take place in San Francisco, California and all expedited procedures prescribed by the Rules shall apply. Such arbitrator may hold hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator, with a copy to the other party, within five (5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator and the other party may submit a reply in writing within five
(5) business days after receipt of such data and additional information. The arbitrator shall conduct such evidentiary hearings as the arbitrator deems necessary or appropriate.

     1. The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to the Dispute, and shall notify Landlord and Tenant of such determination.

     2. The decision of the arbitrator shall be binding upon Landlord and Tenant.

     3. If Landlord and Tenant fail to agree upon other matters relating to the arbitration, then the Rules shall govern such arbitration.

     4. The cost of arbitration shall be paid by the substantially unsuccessful party.

     5. The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties.

     6. Judgment upon the award rendered by the arbitrator may be entered by either party in any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

     (7)  Intra-Building Risers. At no additional expense to Tenant, Tenant
          ---------------------
          shall have the right to access the Buildings' risers for vertical and horizontal telecommunications wire/cable distribution to the Premises for mechanical distribution and for electrical distribution; however, the cost of providing additional riser access to the Buildings shall be borne solely by Tenant. If desired by Tenant and at no expense to Landlord, Tenant may create a separate and secure MPOE (minimum point of entry) on the ground floor of the Buildings, in a location mutually agreed upon by Landlord and Tenant, with the square footage of such area, and the rent applicable thereto, to be part of the Leased Premises.

     (8)  Satellite Dish/Antennae. Subject to the approval by the Hacienda
          -----------------------
          Owners' Association and the City of Pleasanton, which, if required, shall be obtained by Tenant at its expense, Tenant may, at its own expense, install on the roof of the Buildings such antennae, satellite dish or similar equipment as may be required to conduct its business, at such locations and in such quantities as are reasonably approved by Landlord. Tenant shall adhere to industry standards for installation and workmanship, all work to be completed to Landlord's reasonable satisfaction. All engineering and design work shall be undertaken by Tenant, at its sole expense. Upon termination of the lease, Tenant shall, if so requested by Landlord, remove all of Tenant's equipment and shall repair, to Landlord's reasonable satisfaction, any damage caused by the installation or removal of such equipment. To maintain any roof warranty of the Buildings, Tenant shall use such roofing contractors as directed by Landlord.

     (9)  Underground Boring. Tenant may lay four separate, distinct routes of
          ------------------
          underground fiber optic cable to the Leased Premises, originating and entering either or both of the buildings at opposing sides of each building, with a separation of not less that fifty feet, as such location may be agreed upon by Landlord and Tenant as provided below. Tenant shall utilize computer driven underground directional boring equipment to "trench" for its cable installation without disturbing the sidewalk, landscape areas or the parking area with the possible exception of a small "insertion" areas. Tenant will utilize expert underground detection services to locate and avoid any utility or similar lines or structures located below the driveway surface. Further, Tenant shall indemnify and hold the Landlord harmless from any potential liability from Tenant's underground boring activities. Tenant shall submit to Landlord, for Landlord's prior approval, the desired route of all underground boring.

     (10) Fire Protection & Life Safety. Within a portion of the Leased
          -----------------------------
          Premises, Tenant, at its cost and expense, may install an additional fire suppression system and modify any existing fire sprinkler system within the Leased Premises to avoid a water discharge unless a real fire threat exists. Said modifications may include the installation of high temperature sprinkler heads and the modification of the sprinkler control system effecting the Leased Premises such that the sprinkler system will be a "dry-pipe", "pre-action" system controlled by a fire sensor that will not pressurize the pipes with water until the sensor "reads" a fire. Tenant will comply with the requirements of the local fire protection authorities. Landlord, at Tenant's sole cost and expense, will cooperate fully with Tenant in Tenant's efforts to install a fire suppression system, including redundant fire suppression systems, such as FM-200 or such other similar fire suppression agent. Tenant, at its cost and expense, shall be responsible for the restoration of the main sprinkler distribution.

                                   EXHIBIT B
                  INITIAL IMPROVEMENTS OF THE LEASED PREMISES

                                  SCHEDULE 3

FM200
UPS
Transfer Switches
HVAC/Chillers installed by Tenant
DC Power Plant
Raised Access Flooring
Telecommunications Equipment
Security Systems
Plasma Screens and the like
Generators